Exhibit 10.1

State of North Carolina:

County of Forsyth:

LEASE AGREEMENT

THIS LEASE AGREEMENT (“Lease”), made this 8th day of June, 2005, by and between 3929 WESTPOINT INDUSTRIAL, LLC, a Delaware limited liability company, (“Landlord”) and TENGION, INC., a Delaware corporation, (“Tenant”), provides as follows:

1. BASIC DEFINITIONS AND PROVISIONS. The following basic definitions and provisions apply to this Lease:

(a)	Premises.	Square Feet:	Months 1 - 12.5:	32,000
			Months 12.5 - 76:	25,600
		Suite: Building: Street Address: City/County: State/Zip Code:	G 3929 Westpoint 3929 Westpoint Boulevard City of Winston-Salem County of Forsyth North Carolina 27103

(b)	Term.	Number of Months: Commencement Date: Rent Commencement Date: Expiration Date:	76 June 1, 2005 September 15, 2005 (subject to adjustment as set forth in Section 3b) September 30, 2011

(c)	Permitted Use.		Biotechnology and medical research, development, and manufacturing, and general office use related thereto, and any other light industrial, warehouse, or office uses permitted by applicable land use regulations.

(d)	Occupancy Limitation.		No more than two (2) persons per one thousand (1,000) square feet.

(e) Base Rent. The minimum base rent for the Term is Five Hundred Seventy-Three Thousand Four Hundred Ninety-Three and 36/100 Dollars ($573,493.36), payable in monthly installments on the 1st day of each month, beginning on the Rent Commencement Date, in accordance with the following Base Rent Schedule:

MONTHS	MONTHLY RENT	ANNUAL RENT/ RENTABLE SQUARE FOOT	CUMULATIVE RENT
6/01/05-9/14/05	$0.00	$0.00	$0.00
9/15/05-6/14/06	$9,333.33	$3.50	$83,999.97
6/15/06-9/30/07	$7,466.67	$3.50	$115,733.39
10/01/07-9/30/08	$7,466.67	$3.50	$89,600.00
10/01/08-9/30/09	$7,680.00	$3.60	$92,160.00
10/01/09-9/30/10	$7,893.33	$3.70	$94,720.00
10/01/10-9/30/11	$8,106.67	$3.80	$97,280.00

TOTAL BASE RENT			$573,493.36

Base Rent includes Tenant’s share of taxes (subject to the provisions of Section 9a below) and insurance (subject to the provisions of Section 4b(iii) below) on the Premises and common area maintenance expenses.

f.	Rent Payment Address.	3929 Westpoint Industrial, LLC c/o Highwoods Properties, Inc. 3100 Smoketree Court, Suite 600 Raleigh, NC 27604 Attn: Manger, Lease Administration

g.	Security Deposit.	$7,466.67

h.	Business Hours.	N/A

i.	Parking.	Thirty-five (35) spaces designated for Tenant at or near the front entrance of the Premises. Tenant shall also be permitted to designate parking spaces at the rear of the Building (the “Designated Rear Parking Area”) directly behind the Premises as shown on Exhibit A-2 and in Tenant’s Plans as described in the Workletter attached as Addendum Number One (the “Workletter”). Landlord shall have no obligation to monitor or enforce Tenant’s parking rights herein.

j.	Intentionally Omitted.

k.	Notice Addresses.

	LANDLORD:	3929 WESTPOINT INDUSTRIAL, LLC c/o Highwoods Properties, Inc. 150 S. Stratford Road, Suite 500 Winston-Salem, NC 27104 Facsimile: (336)725-1969

	with a copy to:	HIGHWOODS REALTY LIMITED PARTNERSHIP c/o Highwoods Properties, Inc. 3100 Smoketree Court, Suite 600 Raleigh, North Carolina 27604 Attn: Manager, Lease Administration Facsimile #: 919/876-2448

	TENANT:	TENGION, INC. 3929 Westpoint Boulevard, Suite G Winston-Salem, NC 27103 Attn: Vice President, Science and Technology Facsimile #: 336-716-6905

	With a copy to:	TENGION, INC. 2200 Renaisannce Boulevard Suite 150 King of Prussia, PA 19406 Attn: General Counsel Facsimile #: (610) 275-3754

	and to:	TENGION, INC. 2200 Renaisannce Boulevard Suite 150 King of Prussia, PA 19406 Attn: Senior Vice President, Technical Operations Facsimile #: (610) 275-3754

m.	Business day:	This term shall mean Monday through Friday, except for any holiday on which banks in Winston-Salem, North Carolina are closed.

I.	Broker.	Trammell Crow Services, Inc. 214 N. Tryon Street, Suite 4000 Charlotte, North Carolina 28202

2. LEASED PREMISES.

a. Premises. Landlord leases to Tenant and Tenant leases from Landlord the Premises identified in Section 1a, consisting of 32,000 square feet in the Building during the first twelve and one-half (12.5) calendar months of the Term, which shall consist of the 25,600 square feet known as Suite G in the Building and 6,400 square feet of space (the “Construction Staging Space”) in the 12,800 square feet of space known as Suite F immediately adjacent to Suite G, and consisting of 25,600 square feet known as Suite G in the Building during the remainder of the Term, all as more particularly shown on Exhibit A and Exhibit A-1 attached hereto. Tenant shall install a chain link fence or other similar temporary barrier within Suite F to demise the Construction Staging Space from the remainder of Suite F. Tenant may use the Construction Staging Space to store materials and supplies necessary for the construction of the Tenant Improvements during the first twelve and one-half (12.5) calendar months of the Term. On or before June 14, 2006, Tenant shall vacate and surrender the Construction Staging Space, remove the chain link fence or other temporary demising barrier, and otherwise restore the Construction Staging Space as required by Section 8e below. On and after June 15, 2006, the Premises shall consist of the 25,600 square feet of space known as Suite G. In the event Tenant fails to vacate and surrender the Construction Staging Space to Landlord as required herein on or before June 14, 2006, then all provisions of this Lease shall continue with respect to the Construction Staging Space, except that Tenant shall pay Base Rent for the Construction

Staging Space at an annual rental rate equal to $10.50 per square foot for each day thereafter, until Tenant vacates and surrenders the Construction Staging Space as set forth hereinabove. The Building is located in a commercial development known as Westpoint Business Center (the “Project”).

b. Square Foot Determination. The parties acknowledge that all square foot measurements are approximate and agree that the square footage figures in Section 1a shall be conclusive for all purposes with respect to this Lease.

c. Common Areas. Tenant shall have non-exclusive access to the common areas of the Building and the Project. The common areas generally include space that is not included in portions of the Project or the Building set aside for leasing to tenants or reserved for Landlord’s exclusive use, including entrances, hallways, lobbies, elevators, restrooms, walkways and plazas, parking areas and entrances and exits thereto, driveways and truck service ways, sidewalks, landscaped areas, and access roads (“Common Areas”). Landlord has the exclusive right to (i) designate the Common Areas, (ii) change the designation of any Common Area and otherwise modify the Common Areas, and (iii) permit special use of the Common Areas, including temporary exclusive use for special occasions; provided, however, Landlord shall make no change to the Common Areas and shall permit no special use of the Common Areas which would materially and adversely affect Tenant’s business operations in the Premises. Tenant shall not interfere with the rights of others to use the Common Areas. All use of the Common Areas shall be subject to any rules and regulations promulgated by Landlord; provided, however, no such rules and regulations shall materially interfere with Tenant’s use and occupancy of the Premises.

3. TERM.

a. Commencement and Expiration Dates. The Lease Term commences on the Commencement Date and expires on the Expiration Date, as set forth in Section 1b.

b. Adjustments to Commencement Date and Rent Commencement Date. The Commencement Date and Rent Commencement Date may be adjusted as follows:

i.	If, prior to September 15, 2005, a temporary or permanent certificate of occupancy for the Premises is issued by the applicable governmental authority upon completion of the Tenant Improvements as contemplated in the Workletter, then the Rent Commencement Date shall be the date such certificate of occupancy is issued.

ii.	If Landlord, for any reason, cannot deliver possession of the Premises to Tenant on the Commencement Date in shell condition ready for the Tenant Improvement work (as described in the Workletter), then the Commencement Date, Rent Commencement Date, Expiration Date, and all other dates that may be affected by their change, shall be revised to conform to the date of Landlord’s delivery of possession of the Premises to Tenant in such condition. Any such delay shall not relieve Tenant of its obligations under this Lease (except as otherwise provided in Section 3c below), and neither Landlord nor Landlord’s agents shall be liable to Tenant for any loss or damage resulting from the delay in delivery of possession.

c. Rent Credit; Termination by Tenant for Failure to Deliver Possession. In the event Landlord is unable to deliver possession of the Premises to Tenant in shell condition as set forth in Section 3b(ii) above on or before June 13, 2005 (excluding any delays resulting from force majeure or caused by Tenant - “Excused Delays”), then Tenant shall receive one (1) day of free Rent for each day delivery of possession is delayed (excluding Excused Delays) after June 13, 2005, until such delivery of possession. Any free Rent Tenant may be entitled to pursuant to the foregoing sentence shall be given as a credit on the Rent Commencement Date. In the event Landlord is unable to deliver possession of the Premises to Tenant in shell condition as set forth in Section 3b(ii) above within forty-five (45) days after the original Commencement Date set forth in Section 1b above (excluding Excused Delays), then Tenant may terminate this Lease by giving notice to Landlord within fifty-five (55) days of the original Commencement Date (excluding Excused Delays). Tenant may not terminate the Lease or receive any free Rent, however, if it has taken possession of any part of the Premises.

d. Intentionally omitted.

e. Adjustment of Expiration Date. If the Expiration Date does not occur on the last day of a calendar month, then Landlord, at its option, may extend the Term by the number of days necessary to cause the Expiration Date to occur on the last day of the last calendar month of the Term. Tenant shall pay Base Rent and Additional Rent for such additional days at the same rate payable for the portion of the last calendar month immediately preceding such extension.

f. Right to Occupy. Tenant shall not occupy the Premises until Tenant has complied with all of the following requirements to the extent applicable under the terms of this Lease: (i) delivery of all certificates of insurance, (ii) payment of Security Deposit, (iii) execution and delivery of any required Guaranty of Lease, and (iv) if Tenant is an entity, receipt of a good standing certificate from the State where it was organized and a certificate of authority to do business in the State in which the Premises are located (if different). Tenant’s failure to comply with these (or any other conditions precedent to occupancy under the terms of this Lease) shall not delay the Commencement Date.

g. Commencement Agreement; Other Documents. The Commencement Date, Rent Commencement Date, Term, and Expiration Date shall be set forth in a Commencement Agreement similar to Exhibit C, attached hereto, to be prepared by Landlord and executed by the parties. At the time of execution of the Commencement Agreement, Landlord shall deliver to Tenant the insurance certificate contemplated in Section 14(e) hereof and the nondisturbance agreement(s), if any, contemplated in Section 17(b) hereof.

4. USE.

a. Permitted Use. The Premises may be used only for Tenant’s Permitted Use as defined in Section 1c and in accordance with the Occupancy Limitation as set forth in Section 1d.

b. Prohibited Uses. Tenant shall not use the Premises:

i.	In violation of any restrictive covenants which are described on Exhibit D attached hereto;

ii.	In any manner that constitutes a nuisance or trespass;

iii.	In any manner which makes Landlord’s casualty insurance on the Building unavailable to Landlord, or in any manner which increases Landlord’s casualty insurance premiums (except for any increase due solely to any increase in the value of the Premises as a result of Tenant’s improvement of the Premises) with respect to the Building unless Tenant pays the entire amount by which such premiums have increased due to Tenant’s activities (other than its improvement of the Premises) and Tenant’s failure to pay Landlord, on demand, the amount of such increase shall be an event of default;

iv.	Intentionally deleted;

v.	For any purpose except the Permitted Use, unless consented to by Landlord in writing;

vi.	In any manner which constitutes a violation of any law, ordinance, governmental regulation or order, or which interferes with the rights of other tenants in the Building or the Project.

c. Animals. Landlord acknowledges that Tenant’s use of the Premises may involve the use of laboratory animals. Prior to bringing any animals within the Premises, Tenant shall confirm that such use is permitted by applicable zoning codes and municipal ordinances, and Tenant shall give Landlord written notice specifying the plans and procedures Tenant shall employ with respect to such animals, including, without limitation, the types of animals to be used, how and when the animals will be delivered to and removed from the Premises, how the animals will be cared for, procedures for waste removal and emergencies. At all times Tenant agrees to keep and maintain such animals in full compliance with all applicable federal, state, and local laws, rules, and regulations.

d. Outside Restrictions. It is hereby agreed and understood that the following functions are prohibited outside the Building walls or in parking areas: storage of any item (excluding the overnight parking of vehicles owned by Tenant or its affiliates or owned by employees of Tenant or its affiliates who are away on overnight travel) save and except items in any designated “outside storage” area, and in no case shall the height of the items stored in the designated storage area exceed the height of any screening fence; manufacture or assembly of any product; refuse accumulation; rallies or meetings; or any conduct of business. Except as set forth in this Section 4d, personal property of Tenant of any type or size shall be permitted outside the Premises only during times of loading or unloading operations.

e. Drain Receptors. The Building is served by two internal drain lines, which have a total capacity for an aggregate of 320 plumbing fixture units. At least one-half of this total capacity (i.e., 160 fixture units) shall be reserved for the Premises (excluding the Expansion Space as defined in Section 30b below), it being understood that the fixture units shall be balanced in the Premises so that approximately one-half of these reserved fixture units shall drain into each of the two drain lines. No more than 160 plumbing fixture units shall be installed in the remainder of the Building. In addition, the fixture units in the remainder of the Building shall be balanced between the drain lines so that approximately one-half of such units shall drain into each of the two drain lines. A proportional number of the remaining fixture units shall be reserved for all remaining space in the Building based on the square footage of each such space relative to the remainder of the Building.

f. Outside Equipment. Tenant shall have the right at Tenant’s sole cost and expense (and not to be paid out of any Tenant Improvement Allowance), subject at all times to compliance with the terms of this Section 4f, to install at the Building to service the Premises, an above ground emergency generator, HVAC system, chillers, and electrical transformers (hereinafter collectively referred to as the “Outside Equipment”). The “Plans,” a portion of which are attached to Lease Addendum Number One and a portion of which are attached as Exhibit A-2, include a drawing showing the locations and sizes of the Outside Equipment, which sizes and locations have been approved by Landlord. Tenant will submit to Landlord a drawing reflecting the manner in which the Outside Equipment will be connected with the Premises, including, without limitation, any necessary trenching, and will obtain Landlord’s approval of the same before installing the Outside Equipment. Landlord will not withhold its approval unreasonably and Landlord shall be deemed to have granted such approval unless it notifies Tenant to the contrary within five Business Days after receiving the drawing described in the foregoing sentence. It is understood and agreed that any Outside Equipment must be installed only at the Building in accordance with prevailing industry standards and all applicable laws, regulations, codes, and ordinances, and that the Outside Equipment shall not serve any locations other than the Premises. Furthermore, any electrical generator that is part of the Outside Equipment shall be used only for emergency purposes, for routine maintenance and testing, and for critical maintenance when the Premises must be temporarily disconnected from the main power grid serving the Premises.

Tenant acknowledges and agrees that in addition to any approval given by Landlord, in the event that fuel or lubricating oil storage tank(s) and dispensing or distribution systems are installed as part of or related to the Outside Equipment then Tenant, at its sole expense, shall:

(i)	Ensure that the storage tanks and dispensing systems are installed, operated and maintained in accordance with all applicable federal, state, county, municipal and industry codes, statutes, standards and regulations, including, but not limited to federal and state environmental statutes and regulations; and

(ii)	File any notices for storage tanks or distribution systems required by any federal, state, county or city statutes or regulations indicating that Tenant is both the owner and operator of said tanks and systems; and

(iii)	Employ systems and mechanisms to detect leakage and prevent groundwater contamination, including, but not limited, to the installation of containment vaults or enclosures to prevent the release of any contaminants to the soil or the groundwater.

Notwithstanding any provision of this Lease to the contrary, Landlord shall have no ownership of any storage tanks and dispensing systems that Tenant installs (or that Tenant has installed) in or on the Premises, Building or the land upon which the same are located (the “Land”).

At the expiration or termination of this Lease, or upon the breach of any provision of this Section 4f, Landlord shall, subject to any applicable notice and cure provisions in Section 22a below, have the right to require Tenant, at Tenant’s sole expense, to (1) remove the Outside Equipment, including without limitation, all storage tanks and dispensing systems, from the Land, Building, and Premises, (2) restore the Land, Building, and Premises, to its original condition as it existed prior to the installation of the Outside Equipment, including without limitation the installation of any landscaping, normal wear and tear only excepted, (3) perform all applicable testing reasonably requested by Landlord to verify that the surrounding soil and groundwater have not been contaminated with gasoline, oil, diesel fuel, other petroleum products or any other materials stored or used in the Outside Equipment or storage tanks, and (4) clean up or decontaminate any contaminated soil or ground water.

Tenant shall defend, indemnify and hold harmless Landlord and Landlord’s tenants from and against any and all liability, loss, suits, claims, actions, causes of action, proceedings, demands, costs, penalties, fines and expenses, including without limitation reasonable attorneys’ fees, resulting from the installation, maintenance, operation, existence, or removal of the Outside Equipment that the Tenant installs, at the Premises, the Building or the Land.

5. RENT.

a. Payment Obligations. Beginning on the Rent Commencement Date, Tenant shall pay Base Rent and Additional Rent (collectively, “Rent”) on or before the first day of each calendar month during the Term, as follows:

i.	Rent payments shall be sent to the Rent Payment Address set forth in Section 1f.

ii.	Rent shall be paid without previous demand or notice and without set off or deduction. Tenant’s obligation to pay Rent under this Lease is completely separate and independent from any of Landlord’s obligations under this Lease.

iii.	If the Term commences on a day other than the first day of a calendar month, then Rent for such month shall be (i) prorated for the period between the Commencement Date and the last day of the month in which the Commencement Date falls, and (ii) due and payable on the Commencement Date.

iv.	For each Base Rent payment Landlord receives after the tenth (10th) day of the month and each Additional Rent payment Landlord receives after its due date, Landlord shall be entitled to all default remedies provided under the terms of this Lease (subject to the notice requirements and other provisions set forth in Section 22(a)(i)), and a late charge (payable without the requirement of any notice) in the amount of five percent (5%) of such Rent due.

v.	If Landlord presents Tenant’s check to any bank and Tenant has insufficient funds to pay for such check, then Landlord shall be entitled to (1) all default remedies provided under the terms of this Lease and (2) the maximum lawful bad check fee or five percent (5%) of the amount of such check, whichever amount is less.

b. Base Rent. Tenant shall pay Base Rent as set forth in Section 1e.

c. Additional Rent. In addition to Base Rent, Tenant shall pay as rent all sums and charges due and payable by Tenant under this Lease (“Additional Rent”).

6. SECURITY DEPOSIT.

a. Amount of Deposit. Tenant shall deposit with Landlord a Security Deposit within ten (10) days following the date of this Lease in the amount set forth in Section 1g, which sum Landlord shall retain as security for the performance by Tenant of each of its obligations hereunder. The Security Deposit shall not bear interest.

b. Application of Deposit. If Tenant at any time fails to perform any of its obligations under this Lease, including its Rent or other payment obligations, its restoration obligations, or its insurance and indemnity obligations, then Landlord may, at its option, apply the Security Deposit (or any portion) to cure Tenant’s default or to pay for damages caused by Tenant’s default. If the Lease has been terminated, then Landlord may apply the Security Deposit (or any portion) against the damages incurred as a consequence of Tenant’s breach. The application of the Security Deposit shall not limit Landlord’s remedies for default under the terms of this Lease. If Landlord depletes the Security Deposit, in whole or in part, prior to the Expiration Date or any termination of this Lease, then Tenant shall restore immediately the amount so used by Landlord.

c. Refund of Deposit. Unless Landlord uses the Security Deposit to cure a default of Tenant, to pay damages for Tenant’s breach of the Lease, or to restore the Premises to the condition to which Tenant is required to leave the Premises upon the expiration or any termination of the Lease, then Landlord shall, within thirty (30) days after the Expiration Date or any termination of this Lease, refund to Tenant any funds remaining in the Security Deposit. Tenant may not credit the Security Deposit against any month’s Rent.

7. SERVICES AND MAINTENANCE BY LANDLORD.

a. Base Services. Provided Tenant is not in default of this Lease, Landlord will provide electrical, water, sewer, and gas service connections to the Premises, and the Parking specified in Section 1i and as shown on Exhibit A-1 attached hereto, for use by Tenant’s employees and visitors.

b. Landlord’s Maintenance. Landlord shall maintain and repair the roof, exterior and supporting walls of the Building, the electrical wiring servicing the Premises from the utility company’s distribution lines to the Premises (but exclusive of fuses, fuse blocks, breaker units or meters), the water line servicing the Premises from the utility company’s distribution lines to the Premises (but exclusive of meters), the sanitary sewer lines servicing the Premises from the utility company’s distribution or main lines to the Premises, and the gas line servicing the Premises from the utility company’s distribution or main lines to the Premises (but exclusive of meters), and Common Areas, except for repairs and replacements that Tenant must make under Section 8. Repairs or replacements required to be made by Landlord shall be made within a reasonable time (depending on the nature of the repair or replacement needed) after Landlord receives notice from Tenant, or Landlord having actual knowledge of the need for a repair or replacement. Notwithstanding the foregoing, Tenant shall be liable for the costs of repairing or replacing any of the items referenced above if the need for the same is caused by the misuse of such item by Tenant, its agents, employees, contractors, servants or invitees, with such costs to be Additional Rent under this Lease due and payable upon receipt by Tenant of Landlord’s invoice for the same.

c. No Abatement. There shall be no abatement or reduction of Rent by reason of any of the foregoing services not being continuously provided to Tenant unless (i) any service necessary for Tenant’s operations within the Premises is interrupted or fails for more than forty-eight (48) consecutive hours after written notice of such interruption or failure is received by

Landlord from Tenant, and (ii) such interruption or failure is due to a cause which is within Landlord’s reasonable control [which specifically does not include any causes which are a result of force majeure or the failure of a utility provider], and (iii) the cause of such interruption is Landlord’s responsibility to repair or restore under this Lease, and (iv) Landlord does not undertake to diligently repair or restore the utility system as soon as is reasonably possible (even though such repair or restoration may take longer than forty-eight (48) consecutive hours), and (v) as a result of such interruption or failure, any portion or all of the Premises is rendered untenantable, then, upon the occurrence of all of the foregoing items (i) through (v), Tenant’s payment of any Rent due hereunder shall be proportionately reduced or abated until such time as the interruption is remedied. Tenant will be conducting operations within the Premises in accordance with the United States Food and Drug Administrator’s current good manufacturing process requirements. As a result, Landlord shall not have the right to shut down any of the systems serving the Premises (e.g., water, electrical, gas, telecommunications, etc.) unless it provides written notice to Tenant at least two (2) business days in advance of any proposed shut down and obtains Tenant’s consent to same. If Tenant fails to withhold its consent expressly and in writing to any proposed shut down, Tenant shall be deemed to have consented to the same. Notwithstanding the foregoing, Tenant shall not withhold its consent unreasonably. It is understood that reasonable bases for withholding consent include, among others that (i) Tenant will be engaged in a production campaign at the time of the proposed shut down and (ii) sensitive experiments will be underway at the time of the proposed shut down. In the event of a bona fide emergency, if Landlord reasonably concludes that one or more systems serving the Premises must be shut down, Landlord shall have the right to shut down such systems, provided Landlord will exercise commercially reasonable efforts (i) to notify Tenant of such shut down as far in advance thereof as is practicable under the circumstances and (ii) coordinate and cooperate with Tenant in effectuating such shut down so as to minimize harm or disruption to Tenant’s operations. In the event of a bona fide emergency, Tenant shall exercise commercially reasonable efforts to coordinate and cooperate with Landlord in Landlord’s reasonable efforts to respond to such emergency.

d. Tenant’s Obligation to Report Defects. Tenant shall report to Landlord immediately any defective condition in or about the Premises known to Tenant; provided, however, Tenant shall not incur any liability for damages resulting from any failure to report a defective condition.

e. Limitation on Landlord’s Liability. Subject to Landlord’s indemnification obligations set forth in Section 15a, Landlord shall not be liable to Tenant for any damage caused to Tenant and its property due to the Building or any part or appurtenance thereof being improperly constructed or being or becoming out of repair, or arising from the leaking of gas, water, sewer or steam pipes, or from problems with electrical service.

f. Tenant’s Performance of Landlord’s Obligations. If Landlord does not perform its maintenance, repair or restoration obligations in a timely manner, commencing the same within ten (10) business days after receipt of notice from Tenant specifying the work needed, and thereafter diligently and continuously pursuing the work until completion, and such failure by Landlord adversely affects Tenant’s business operations in the Premises, then Tenant shall have the right, but not the obligation, to perform such work. Any reasonable amounts expended by Tenant on such maintenance, repairs or restoration shall be paid by Landlord to Tenant within thirty (30) days after demand. Tenant agrees that any and all such maintenance, repair, or restoration hereunder (i) shall be performed by contractors licensed by the state of North Carolina to do such work, (ii) shall be undertaken and completed in a good and workmanlike manner in accordance with all applicable city, county, state, and federal laws and regulations, and building codes, and in such a manner to minimize any disruption to the activities of any other occupant in the Building or the Project, and (iii) shall otherwise be subject to the applicable provisions of this Lease with respect to any such work or activity performed by Tenant, including, without limitation, the provisions of Sections 8g, 13, 14, and 15, but in no event shall Landlord’s prior approval of any such work or activity be required.

8. TENANT’S ACCEPTANCE AND MAINTENANCE OF PREMISES.

a. Acceptance of Premises. Tenant’s occupancy of the Premises is Tenant’s representation to Landlord that, except with respect to any latent defects in the Premises, (i) Tenant has examined and inspected the Premises, (ii) finds the Premises to be as represented by Landlord and satisfactory for Tenant’s intended use, and (iii) constitutes Tenant’s acceptance of the Premises “as is”. Subject to Landlord’s maintenance, repair and restoration obligations set forth herein, Landlord makes no representation or warranty as to the condition of the Premises except as may be specifically set forth in the Workletter.

b. Move-In Obligations. Tenant shall schedule its move-in with the Landlord’s Property Manager. At all times during the Term of this Lease, if Tenant desires to move equipment or other personal property in or out of the Premises, a representative of Tenant must be on-site with Tenant’s moving company during such moves to insure proper treatment of the Building and the Premises. Elevators, entrances, hallways and other Common Areas must remain in use for the general public during business hours. Any specialized use of elevators or other Common Areas must be coordinated with Landlord’s Property Manager. Tenant must properly dispose of all packing material and refuse in accordance with the Rules and Regulations. Any damage or destruction to the Building or the Premises due to the moving in or out of Tenant’s personal property will be the sole responsibility of Tenant.

c. Tenant’s Maintenance. Tenant shall: (i) keep in good order and repair, making replacements as necessary, the Premises and fixtures, including, without limitation, interior walls, floors, wall surfaces and coverings; lights, light fixtures and bulbs; interior and exterior doors and door locks; overhead or roll-up doors; ceiling surfaces or tiles; water and sewer lines, water heaters, sinks, toilets, and all other plumbing fixtures and equipment serving and located within the Premises; electrical fixtures, switches and components serving and located within the Premises; windows, window frames, window treatments, and plate glass; sprinklers, extinguishers, and other fire suppression equipment serving and located within the Premises; all heating, ventilating, and air conditioning equipment, ductwork, vent covers, filters, and all other components serving and located within the Premises; all gas or steam lines and components serving and located within the Premises; security systems; and all other systems and improvements located within the Premises which are not otherwise Landlord’s responsibility under Section 7b above; (ii) keep and maintain any Outside Equipment in good order and repair; (iii) make repairs and replacements to the Premises or Building needed because of Tenant’s misuse or negligence; and (iv) not commit waste. All repairs and replacements required by this Section 8c shall be made only by qualified, licensed and insured persons or firms, or other persons or firms reasonably approved in advance by Landlord.

d. Alterations to Premises. Tenant shall make no structural alterations to the Premises, except for Tenant’s initial improvements to be made in accordance with the Workletter attached hereto as Lease Addendum Number 1. Tenant’s initial interior alterations shall be in accordance with the Plans described in the Workletter. Subsequently, Tenant may make no alterations to the Premises without Landlord’s prior written consent, which consent shall not be unreasonably conditioned, withheld, or delayed (except that strictly decorative or cosmetic alterations to the interior of the Premises, or alterations to the interior of the Premises which do not require the issuance of a building permit by applicable governmental authorities, shall not require Landlord’s prior consent). If Tenant requests such alterations, then Tenant shall provide Landlord’s Property Manager with a complete set of construction drawings that are necessary to obtain any required building permit. All such alterations, additions, or improvements which are subject to Landlord’s prior written consent shall be made by a contractor reasonably approved by Landlord (as set forth in Section 4a of the Workletter) in a good and workmanlike manner in accordance with applicable city, county, state, and federal laws and regulations, building and zoning codes, and all present and future governmental regulations relating to the Americans With Disabilities Act (ADA). Landlord’s approval of Tenant’s plans shall not be deemed as a warranty that Tenant’s alterations comply with any governmental requirements. Upon completion of such alterations and project close-out (meaning all “punch list” items have been satisfied, Tenant has accepted the alterations as being fully completed, and all of Tenant’s contractors have been paid in full), Tenant shall provide Landlord with proof of payment for all labor and materials used in performing the alterations. All additions or improvements made by Tenant shall remain as Tenant’s separate personal property for all purposes under this Lease, and shall, upon the expiration or earlier termination of this Lease, belong to Tenant except as provided otherwise in Section 8e below.

e. Restoration of Premises. At the expiration or earlier termination of this Lease, Tenant shall deliver each and every part of the Premises in good repair and condition, ordinary wear and tear and damage by insured casualty excepted, and restore the Premises at Tenant’s sole expense to the same condition as existed at the Commencement Date, ordinary wear and tear and damage by insured casualty excepted. Unless Landlord otherwise requires Tenant to remove all additions and improvements to the Premises made or installed by or at the direction of Tenant after the Commencement Date, Tenant shall remove only those Tenant additions and improvements which are proprietary to Tenant’s business operations or which are not typical office or warehouse additions or improvements, and all the additions and improvements not removed shall become part of the Premises. Notwithstanding the foregoing, Tenant may remove all of Tenant’s personal property from the Premises.

f. Landlord’s Performance of Tenant’s Obligations. If Tenant does not perform its maintenance or restoration obligations in a timely manner, commencing the same within ten (10) days after receipt of notice from Landlord specifying the work needed, and thereafter diligently and continuously pursuing the work until completion, then Landlord shall have the right, but not the obligation, to perform such work. Any reasonable amounts expended by Landlord on such maintenance or restoration shall include a ten percent (10%) fee for Landlord’s overhead expense and a ten percent (10%) charge for Landlord’s profit, and shall be Additional Rent to be paid by Tenant to Landlord within thirty (30) days after demand.

g. Construction Liens. Tenant shall have no power to do any act or make any contract that may create or be the foundation of any lien, mortgage or other encumbrance upon the reversionary or other estate of Landlord, or any interest of Landlord in the Premises. NO CONSTRUCTION LIENS OR OTHER LIENS FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED TO THE PREMISES SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN AND TO THE PREMISES OR THE BUILDING. Tenant shall keep the Premises and the Building free from any liens arising out of any work performed, materials furnished, or obligations incurred by or on behalf of Tenant. Should any lien or claim of lien be filed against the Premises or the Building by reason of any act or omission of Tenant or any of Tenant’s agents, employees, contractors or representatives, then Tenant shall cause the same to be canceled and discharged of record by bond or otherwise within ten (10) days after Tenant’s receipt of notice (from any person or party) of the filing thereof. Should Tenant fail to discharge the lien within ten (10) days after receipt of notice thereof, then Landlord may discharge the lien. The amount paid by Landlord to discharge the lien (whether directly or by bond), plus all administrative and legal costs incurred by Landlord, shall be Additional Rent payable on demand. The remedies provided herein shall be in addition to all other remedies available to Landlord under this Lease or otherwise.

h. Utilities. Tenant shall pay for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services used on the Premises, all maintenance charges for utilities, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to Tenant’s use of the Premises. No interruption or failure of utilities shall result in the termination of this Lease or the abatement of Rent, except as specifically provided in Section 7c above.

i. Janitorial Services. Tenant shall provide janitorial services and supplies for the Premises at Tenant’s sole cost and expense.

j. Garbage Removal. Tenant shall be responsible for providing or arranging for appropriate containers for garbage and waste generated at the Premises, and shall arrange for the prompt and regular removal and proper disposal of the same.

k. Pest Control. Tenant shall maintain the Premises free from rodents, insects and other pests. Tenant shall, at its sole cost and expense, on at least a quarterly basis, employ professional exterminators to control pests within the Premises and provide Landlord with a copy of the contract therefor.

I. Intentionally omitted.

9. PROPERTY OF TENANT.

a. Property Taxes. Tenant shall pay when due all taxes levied or assessed upon Tenant’s equipment, fixtures, furniture, leasehold improvements and personal property located in the Premises. In the event the value of Tenant’s leasehold improvements are not separately assessed and billed to Tenant by the applicable taxing authority, but are included as part of the real property tax assessment for the Building, Tenant shall pay such property taxes to Landlord as Additional Rent within thirty (30) days after receipt of Landlord’s invoice and a copy of such reasonable documentation as needed to evidence the amount of such taxes directly attributable to Tenant’s leasehold improvements.

b. Removal. Provided Tenant is not in default, Tenant may remove all fixtures and equipment which it has placed in the Premises; provided, however, Tenant must repair all damages caused by such removal. If Tenant does not remove its property from the Premises upon the expiration or earlier termination (for whatever cause) of this Lease, such property shall be deemed abandoned by Tenant, and Landlord may dispose of the same in whatever manner Landlord may elect without any liability to Tenant.

10. SIGNS. Tenant may not erect, install or display any signs, flags, banners, balloons, pennants, decorations, or advertising material upon the exterior of the Building or Premises (including any exterior doors, walls or windows) without the prior written consent of Landlord, which consent may not be unreasonably withheld. Notwithstanding the foregoing,

Tenant shall have the non-exclusive right (but subject to all applicable governmental laws and ordinances, and subject to and in conformity with all restrictive covenants, criteria and rules which are applicable to the Building) to install, keep, and maintain, in good order and condition, a sign on the exterior of the Building (the “Exterior Sign”) at the location and to the style and design specifications set forth in Tenant’s Plans and approved by Landlord as provided in the Workletter. All costs of installing, repairing, replacing, maintaining, and operating (including the cost of a separate electrical meter if required by Landlord) the Exterior Sign shall be at Tenant’s sole cost and expense. If, at any time during the Term of this Lease, Tenant no longer occupies or leases the Premises, then Tenant shall, upon demand by Landlord and at Tenant’s sole cost and expense, remove the Exterior Sign and repair or restore the Building to the same condition as before the installation of the Exterior Sign. If Tenant fails to remove the Exterior Sign after demand by Landlord as set forth in the foregoing sentence, then Landlord shall have the right to remove the Exterior Sign and repair or restore the Building, and the reasonable costs thereof shall be Additional Rent to be paid by Tenant to Landlord upon demand.

11. ACCESS TO PREMISES.

a. Tenant’s Access. Tenant, its agents, employees, invitees, and guests, shall have access to the Premises and reasonable ingress and egress to common and public areas of the Building and the Project twenty-four hours a day, seven days a week; provided, however, Landlord by reasonable regulation may control such access for the comfort, convenience, safety and protection of all tenants in the Building or the Project, or as needed for making repairs and alterations. Tenant shall be responsible for providing access to the Premises to its agents, employees, invitees and guests after business hours and on weekends and holidays, but in no event shall Tenant’s use of and access to the Premises during non-business hours compromise the security of the Building or the Project.

b. Landlord’s Access. Landlord shall have the right, at all reasonable times during Tenant’s normal business hours and upon reasonable prior written notice (which in no event shall be less than one (1) full business day), either itself or through its authorized agents (including, without limitation, representatives of Landlord’s insurer), to enter the Premises (i) to make repairs, alterations or changes to the roof, exterior and supporting walls of the Building and Common Areas as Landlord deems necessary, (ii) to inspect the Premises, mechanical systems and electrical devices, and (iii) to show the Premises to prospective mortgagees and purchasers. Within one hundred eighty (180) days prior to the Expiration Date, Landlord shall have the right, either itself or through its authorized agents, to enter the Premises at all reasonable times during Tenant’s normal business hours and upon prior written notice (which is no event shall be less than one (1) full business day) to show prospective tenants. Landlord acknowledges that Tenant’s use of the Premises involves highly confidential and proprietary processes and information and that Tenant has the right to reasonably restrict access of Landlord and others in order to protect its rights in such processes and information. Notwithstanding the foregoing, neither Landlord, nor any of its agents nor any other third parties shall be permitted to enter the Premises (except in the event of emergency as set forth in Section 11c below) unless each such person shall have executed and delivered to Tenant a confidential disclosure agreement in the form attached hereto as Exhibit D or otherwise reasonably satisfactory to Tenant.

c. Emergency Access. Landlord shall have the right to enter the Premises at any time in the event of an emergency. Landlord shall give Tenant such prior notice of such entry (either in writing or verbally) as is reasonable under the circumstances in order to allow Tenant to be present during such entry in order to, among other things, protect its confidential and proprietary processes and information. At all times during the Term, Tenant shall provide Landlord with appropriate emergency contact telephone numbers.

12. TENANT’S COMPLIANCE.

a. Laws. Tenant shall comply with all applicable laws, ordinances and regulations affecting the Premises or any Outside Equipment (but not including any structural portions of the Building or the Project which are Landlord’s responsibility to maintain under the provisions of Section 7b above), whether now existing or hereafter enacted.

b. Rules and Regulations. Tenant shall comply with the Rules and Regulations attached as Exhibit B. The Rules and Regulations may be modified from time to time by Landlord, effective as of the date delivered to Tenant or posted on the Premises, provided such rules are uniformly applicable to all tenants in the Building and the Project, and do not materially interfere with Tenant’s use and occupancy of the Premises. Any conflict between this Lease and the Rules and Regulations shall be governed by the terms of this Lease.

13. ADA COMPLIANCE.

a. Tenant’s Compliance. Tenant, at Tenant’s sole expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of federal, state, county and municipal authorities now in force, which shall impose any duty upon Landlord or Tenant with respect to the use or occupation of the Premises or alteration of the Premises to accommodate persons with special needs, including using all reasonable efforts to comply with the ADA.

b. Landlord’s Compliance. Landlord, at Landlord’s sole expense, shall use all reasonable efforts to meet the requirements of the ADA as it applies to the Common Areas and restrooms of the Building; but Landlord shall have no responsibility for ADA compliance with respect to the Premises. Landlord shall not be required to make changes to the Common Areas or restrooms of the Building to comply with ADA standards adopted after construction of the Building unless specifically required to do so by law.

c. ADA Notices. If Tenant receives any notices alleging a violation of ADA relating to any portion of the Building or Premises (including any governmental or regulatory actions or investigations regarding non-compliance with ADA), then Tenant shall notify Landlord in writing within ten (10) days of such notice and provide Landlord with copies of any such notice.

14. INSURANCE REQUIREMENTS.

a. Tenant’s Liability Insurance. Throughout the Term, Tenant, at its sole cost and expense, shall keep or cause to be kept for the mutual benefit of Landlord, Landlord’s Property Manager, (presently HIGHWOODS REALTY LIMITED PARTNERSHIP, and its affiliates), any mortgagee of Landlord, and Tenant, Commercial General Liability Insurance (1986 ISO Form or its equivalent) with a combined single limit, each Occurrence and General Aggregate of at least TWO MILLION DOLLARS ($2,000,000), plus an umbrella with coverage of at least FOUR MILLION DOLLARS ($4,000,000), which policies shall insure against liability of Tenant, arising out of and in connection with Tenant’s use of the Premises, and which shall insure the indemnity provisions contained in this Lease. Not more frequently than once every three (3) years, Landlord may require the limits to be increased if in its reasonable judgment (or that of its mortgagee) the coverage is insufficient based on, among other considerations, the coverages maintained or required to be maintained by landlords of similar space in the locality where the Premises are located. Without Tenant’s written consent, such insurance coverage limits may not be increased by more than 100% during the Term (including all extension terms), provided, however, Tenant’s consent shall not be necessary and the foregoing limit shall not apply in the event any lender or mortgagee of Landlord requires all tenants in the Building to maintain higher coverages of such insurance, or such additional coverage is required as a result of Tenant’s specific operations in the Premises, but only to the extent any such increases are comparable to then prevailing coverages required of tenants engaged in biotechnology or similar uses by lenders or mortgagees of similarly situated properties in the same geographic region or state in which the Premises are located and only to the extent such increased coverages are available to Tenant with the exercise of commercially reasonable efforts and at commercially reasonable rates.

b. Tenant’s Property Insurance. Tenant shall also carry the equivalent of ISO Special Form Property Insurance on Tenant’s Property for full replacement value and with coinsurance waived. For purposes of this provision, “Tenant’s Property” shall mean Tenant’s personal property and fixtures, and any of Tenant’s leasehold improvements to the Premises. Tenant shall neither have, nor make, any claim against Landlord for any loss or damage to the Tenant’s Property, regardless of the cause of the loss or damage. For purposes of clarity, the foregoing shall not be construed to prohibit Tenant’s insurance carriers from seeking contribution with respect to any particular loss from other insurance carriers insuring the same loss, provided such other insurance shall at all times be deemed to be “secondary or non-primary other insurance” under Tenant’s policies of insurance.

c. Certificates of Insurance. Prior to taking possession of the Premises, and annually thereafter, Tenant shall deliver to Landlord certificates or other evidence of the insurance required to be maintained by Tenant under this Lease. All such policies shall be non-assessable and shall contain language to the extent obtainable that: (i) any loss shall be payable notwithstanding any act or negligence of Landlord or Tenant that might otherwise result in forfeiture of the insurance, (ii) that the policies are primary with any insurance that Landlord may carry, which insurance of Landlord shall be deemed to be “secondary or non-primary other insurance” under Tenant’s policies of insurance, and (iii) that the policies cannot be canceled, non-renewed, or coverage reduced except after thirty (30) days’ prior notice to Landlord. If Tenant fails to provide Landlord with such certificates or other evidence of insurance coverage, Landlord may obtain such coverage and the cost of such coverage shall be Additional Rent payable by Tenant upon demand.

d. Insurance Policy Requirements. Tenant’s insurance policies required by this Lease shall: (i) be issued by insurance companies licensed to do business in the state in which the Premises are located with a general policyholder’s ratings of at least A- and a financial rating of at least VI in the most current Best’s Insurance Reports available on the Commencement Date, or if the Best’s ratings are changed or discontinued, the parties shall agree to a comparable method of rating insurance companies; (ii) name Landlord as an additional insured as its interest may appear [other landlords or tenants may be added as additional insured in a blanket policy]; (iii) provide that the insurance not be canceled, non-renewed or coverage materially reduced unless thirty (30) days advance notice is given to Landlord; (iv) be primary policies; (v) provide that any loss shall be payable notwithstanding any gross negligence of Landlord or Tenant which might result in a forfeiture thereunder of such insurance or the amount of proceeds payable; (vi) have no deductible exceeding TEN THOUSAND DOLLARS ($10,000), unless approved in writing by Landlord; and (vii) be maintained during the entire Term and any extension terms.

e. Landlord’s Property Insurance. Landlord shall keep the Building, including the improvements (but excluding Tenant’s Property), insured against damage and destruction by perils insured by the equivalent of ISO Special Form Property Insurance in the amount of the full replacement value of the Building. Prior to the Commencement Date, and annually thereafter, within thirty (30) days following Tenant’s written request, Landlord shall deliver to Tenant certificates or other evidence of the insurance required be maintained by Landlord under this Lease. In the event Landlord’s property insurance provider reasonably requires a copy of Tenant’s construction drawings related to any improvements or alterations to the Premises by Tenant, and Tenant’s refusal to provide such construction drawings results in an increase in Landlord’s property insurance premium for the Building, then Tenant shall pay the full amount of such increase as Additional Rent, or, if Tenant’s refusal to provide such construction drawings results in the cancellation, or threatened cancellation, of Landlord’s property insurance policy, then Landlord shall have the right to treat such occurrence as a breach of this Lease and an event of default pursuant to the provisions of Section 22a(ii) below.

f. Mutual Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding, Landlord hereby releases and waives unto Tenant (including all partners, stockholders, officers, directors, employees and agents thereof), its successors and assigns, and Tenant hereby releases and waives unto Landlord (including all partners, stockholders, officers, directors, employees and agents thereof), its successors and assigns, all rights to claim damages for any injury, loss, cost or damage to persons or to the Premises or any other casualty, as long as the amount of such injury, loss, cost or damage has been paid either to Landlord, Tenant, or any other person, firm or corporation, under the terms of any Property, General Liability, or other policy of insurance, to the extent such releases or waivers are permitted under applicable law. As respects all policies of insurance carried or maintained pursuant to this Lease and to the extent permitted under such policies, Tenant and Landlord each waive the insurance carriers’ rights of subrogation.

15. INDEMNITY. Subject to the insurance requirements, releases and mutual waivers of subrogation set forth in this Lease, Landlord and Tenant agree as follows:

a. Indemnity. Subject to the provisions of Section 29d below, Tenant shall indemnify and hold Landlord harmless from and against any and all claims, damages, losses, liabilities, lawsuits, costs and expenses (including attorneys’ fees at all tribunal levels) asserted or prosecuted by any third party against Landlord and arising out of or related to (i) any activity, work, or other thing done, permitted or suffered by Tenant in or about the Premises or the Building or the Common Areas, (ii) any default by Tenant in the performance of any of its obligations under this Lease, or (iii) any act or neglect of Tenant, or any officer, agent, employee, contractor, servant, invitee or guest of Tenant. Subject to the provisions of Section 29d below, Landlord shall indemnify and hold Tenant harmless from and against any and all claims, damages, losses, liabilities, lawsuits, costs and expenses (including attorneys’ fees at all tribunal levels) asserted or prosecuted by any third party against Tenant and arising out of or related to (iv) any activity, work, or other thing done, permitted or suffered by Landlord in or about the Building (but specifically not including activities, work, or any other thing done by any tenant of the Building, including the Tenant, or any of such tenants’ officers, agents, employees, contractors, servants, invitees, or guests within the Premises) or the Common Areas, (v) any act or neglect of Landlord, any officer, agent, employee, contractor, servant, invitee or guest of Landlord or (vi) any default by Landlord in the performance of its obligations under this Lease.

b. Defense Obligation. If any such action described in 15a above is brought against Landlord or Tenant, then the indemnifying party, upon notice from the indemnified party, shall defend the same through counsel selected by the indemnifying party’s insurer, or other counsel acceptable to the indemnified party and the indemnifying party’s insurer. The provisions of this Section shall survive the termination of this Lease.

16. QUIET ENJOYMENT. Tenant shall have quiet enjoyment and possession of the Premises provided Tenant promptly and fully complies with all of its obligations under this Lease. No action of Landlord or other tenants working in other space in the Building or in the Project, or in repairing or restoring the roof or the exterior or supporting walls of the Building or the Common Areas, shall be deemed a breach of this covenant, nor shall such action give to Tenant any right to modify this Lease either as to term, rent payables or other obligations to be performed; provided, however, the foregoing shall not be construed in any way to relieve or excuse Landlord from performing all of its obligations under this Lease.

17. SUBORDINATION; ATTORNMENT; NON-DISTURBANCE; AND ESTOPPEL CERTIFICATE.

a. Subordination and Attornment. Tenant agrees to execute within ten (10) days after request to do so from Landlord or its mortgagee an agreement:

i.	Making this Lease superior or subordinate to the interests of the mortgagee;

ii.	Agreeing to attorn to the mortgagee;

iii.	Giving the mortgagee notice of, and a reasonable opportunity (which shall in no event be less than thirty (30) days after notice thereof is delivered to mortgagee) to cure any Landlord default and agreeing to accept such cure if effected by the mortgagee;

iv.	Permitting the mortgagee (or other purchaser at any foreclosure sale), and its successors and assigns, on acquiring Landlord’s interest in the Premises and the Lease, to become substitute Landlord hereunder, with liability only for such Landlord obligations as accrue after Landlord’s interest is so acquired;

v.	Agreeing to attorn to any successor Landlord; and

vi.	Containing such other agreements and covenants on Tenant’s part as Landlord’s mortgagee may reasonably request.

b. Non-Disturbance. Tenant’s obligation to subordinate its interests or attorn to any mortgagee is conditioned upon Tenant’s receipt of the mortgagee’s agreement in written, recordable form not to disturb Tenant’s possession and quiet enjoyment of the Premises under this Lease so long as Tenant is in compliance with the terms of the Lease. Concurrently with Landlord’s execution of this Lease, Landlord shall obtain a nondisturbance agreement substantially in the form attached hereto as Exhibit E for Tenant’s benefit from Landlord’s current mortgagee.

c. Estoppel Certificates. Tenant agrees to execute within ten (10) days after request, and as often as requested, Estoppel certificates confirming any factual matter reasonably requested by Landlord which is true and is within Tenant’s knowledge regarding this

Lease, and the Premises, including but not limited to: (i) the date of occupancy, (ii) Expiration Date, (iii) the amount of Rent due and date to which Rent is paid, (iii) whether Tenant has any defense or offsets to the enforcement of this Lease or the Rent payable, (iv) any default or breach by Landlord, and (v) whether this Lease, together with any modifications or amendments, is in full force and effect. Tenant shall attach to such Estoppel certificate copies of any modifications or amendments to the Lease.

18. ASSIGNMENT - SUBLEASE.

a. Landlord Consent. Tenant may not assign or encumber this Lease or its interest in the Premises arising under this Lease, and may not sublet all or any part of the Premises without first obtaining the written consent of Landlord, which consent shall not be withheld unreasonably. Factors which Landlord may consider in deciding whether to consent to an assignment or sublease include (without limitation), (i) the creditworthiness of the assignee or sub lessee, (ii) whether the proposed use of the Premises is consistent with the Permitted Use and does not violate any prohibited use set forth in Section 4b, (iii) whether there is other vacant space in the Building which would be acceptable to the assignee or sub lessee, (iv) whether the assignee or sub lessee will vacate other space owned by Landlord, and (v) any renovations to the Premises or special services required by the assignee or sublessee which would impose any unusual burden on Landlord as determined by Landlord in the exercise of reasonable business judgment. Landlord will not consent to an assignment or sublease that might result in a use that conflicts with the rights of any existing tenant or that might increase the duties or liabilities of Landlord under any applicable laws or regulations. For purposes of this Section 18a, any assignee or sub lessee which has a net worth equal to the net worth of Tenant on May 1, 2005, increased by three percent (3%) cumulatively on each May 1 thereafter, shall be deemed creditworthy. One consent shall not be the basis for any further consent.

b. Definition of Assignment. For the purpose of this Section 18, the word “assignment” shall be defined and deemed to include the following: (i) if Tenant is a partnership, the withdrawal or change, whether voluntary, involuntary or by operation of law, of partners owning thirty percent (30%) or more of the partnership, or the dissolution of the partnership; (ii) if Tenant consists of more than one person, an assignment, whether voluntary, involuntary, or by operation of law, by one person to one of the other persons that is a Tenant; (iii) if Tenant is a corporation, any dissolution or “Reorganization” (defined below) of Tenant, or the sale or other transfer of a controlling percentage (hereafter defined) of capital stock of Tenant other than to an affiliate or subsidiary or the sale of fifty-one percent (51%) in value of the assets of Tenant; (iv) if Tenant is a limited liability company, the change of members whose interest in the company is fifty percent (50%) or more. The phrase “controlling percentage” means the ownership of, and the right to vote, stock possessing more than fifty percent (50%) of the total combined voting power of all classes of Tenant’s capital stock issued, outstanding and entitled to vote for the election of directors, or such lesser percentage as is required to provide actual control over the affairs of the corporation; except that, (A) the sale of Tenant’s stock in an initial or follow-on public offering, or (B) if the Tenant is a publicly traded company, public trades or sales of the Tenant’s stock on a national stock exchange or by use of a national interdealer quotation system shall not be considered an assignment hereunder even if the aggregate of the trades of sales exceeds fifty percent (50%) of the capital stock of the company. The term “Reorganization” means (i) a merger in which the Tenant is the surviving corporation and in which the stockholders of Tenant immediately prior to the transaction do not hold a controlling percentage of the voting capital stock of the surviving corporation immediately following the transaction or (ii) a merger in which the Tenant is not the surviving corporation, or a consolidation, other than a transaction in which the stockholders of Tenant immediately prior to the transaction hold a controlling percentage of the voting capital stock of the surviving or resulting corporation immediately following the transaction.

c. Permitted Assignments/Subleases. Notwithstanding the foregoing, Tenant may assign this Lease or sublease part or all of the Premises without Landlord’s consent to: (i) any corporation, limited liability company, or partnership that controls, is controlled by, or is under common control with, Tenant at the Commencement Date; or (ii) any corporation or limited liability company resulting from the merger or consolidation with Tenant or to any entity that acquires substantially all of Tenant’s assets as a going concern of the business that is being conducted on the Premises; provided however, the assignor remains liable under the Lease and the assignee or sub lessee is a bona fide entity and assumes the obligations of Tenant, is creditworthy (as defined in Section 18a), will use the Premises for a Permitted Use and will not use the Premises for a prohibited use described in Section 4b. In addition, Tenant may assign this Lease to secure indebtedness owed to third parties.

d. Notice to Landlord. Landlord must be given prior written notice of every assignment or subletting, and failure to do so shall be a default hereunder.

e. Prohibited Assignments/Subleases. In no event shall this Lease be assignable by operation of any law, and Tenant’s rights hereunder may not become, and shall not be listed by Tenant as an asset under any bankruptcy, insolvency or reorganization proceedings. Acceptance of Rent by Landlord after any non-permitted assignment or sublease shall not constitute approval thereof by Landlord.

f. Intentionally omitted.

g. Tenant Not Released. No assignment or sublease shall release Tenant of any of its obligations under this Lease.

h. Landlord’s Right to Collect Sublease Rents upon Tenant Default. If the Premises (or any portion) is sublet and Tenant defaults under its obligations to Landlord, then Landlord is authorized, at its option, to collect all sublease rents directly from the Sublessee. Tenant hereby assigns the right to collect the sublease rents to Landlord in the event of Tenant default. The collection of sublease rents by Landlord shall not relieve Tenant of its obligations under this Lease, nor shall it create a contractual relationship between Sublessee and Landlord or give Sublessee any greater estate or right to the Premises than contained in its Sublease.

i. Excess Rents. If Tenant assigns this Lease or subleases all or part of the Premises to any person or entity other than as described in Section 18c above, Landlord shall be entitled to all rents in excess of the rental rates set forth in this Lease and all other consideration received by Tenant for such assignment or subletting (including, without limitation, all payments or other consideration for any Tenant improvements, additions, and fixtures installed in the Premises), but only to the extent such consideration exceeds (i) any security deposit obtained from the sub lessee or assignee, plus (ii) all costs of repair and maintenance to the Premises incurred by Tenant pursuant to this Lease which are not otherwise reimbursed or paid by the assignee, sub lessee, or any other third party, plus (iii) the unamortized value of the Tenant improvements, additions and fixtures installed in the Premises (based on a fifteen (15) year, straight-line depreciation starting on the date the installation of the Tenant improvements, additions, and fixtures are completed).

j. Landlord’s Fees. Tenant shall pay Landlord an administration fee of $1,000.00 per assignment or sublease transaction for which consent is required. If, at Tenant’s written request, Landlord assists Tenant in finding an assignee or subtenant, Landlord shall be paid an agreed fee for such assistance.

k. Unauthorized Assignment or Sublease. Any unauthorized assignment or sublease shall constitute a default under the terms of this Lease.

19. DAMAGES TO PREMISES.

a. Landlord’s Restoration Obligations. If the Building or Premises are damaged by fire or other casualty (“Casualty”), then Landlord shall repair and restore the Premises to substantially the same condition of the Premises immediately prior to such Casualty, subject to the following terms and conditions:

i.	Provided Landlord has satisfied its insurance obligations under this Lease, the casualty must be insured under Landlord’s insurance policies, and Landlord’s obligation is limited to the extent of the insurance proceeds received by Landlord. Provided Landlord has satisfied its insurance obligations under this Lease, Landlord’s duty to repair and restore the Premises shall not begin until receipt of the insurance proceeds. Landlord shall expend all commercially reasonable efforts to obtain a release of such insurance proceeds for repair and restoration purposes.

ii.	Provided Landlord has satisfied its insurance obligations under this Lease and has requested permission from its lender(s) to use the insurance proceeds for such repair and restoration, Landlord’s lender(s) must permit the insurance proceeds to be used for such repair and restoration.

iii.	Landlord shall have no obligation to repair and restore Tenant’s trade fixtures, decorations, signs, contents, or any improvements to the Premises installed by Tenant.

b. Termination of Lease by Landlord. Landlord shall have the option of terminating the Lease if: (i) the Premises is rendered wholly untenantable; (ii) the Premises is damaged in whole or in part as a result of a risk which is not covered by the insurance policies Landlord is required to maintain hereunder; (iii) Landlord’s lender does not permit a sufficient amount of the insurance proceeds to be used for restoration purposes despite Landlord’s commercially reasonable efforts to obtain such permission; (iv) the Premises is damaged in whole or in part during the last two years of the Term, unless Tenant has an option to extend the Term and exercises such option within thirty (30) days after receipt of Landlord’s notice of termination as set forth herein; or (v) the Building containing the Premises is damaged (whether or not the Premises is damaged) to an extent of fifty percent (50%) or more of the fair market value thereof and either (A) Tenant cannot reasonably conduct its business in the Premises or (B) Landlord reasonably determines that continued operation of the Building would not be financially or logistically feasible. If Landlord elects to terminate this Lease as a result of the occurrence of any of (i) through (iv) or (v)(A) of the foregoing, then it shall give notice of the cancellation to Tenant within sixty (60) days after the date of the Casualty, and Tenant shall vacate and surrender the Premises to Landlord within ninety (90) days after receipt of the notice of termination. If Landlord elects to terminate this Lease as a result of the occurrence of (v)(B) of the foregoing, then it shall give notice of the cancellation to Tenant within sixty (60) days after the date of the Casualty, and Tenant shall vacate and surrender the Premises to Landlord within ninety (90) days after receipt of the notice of termination; provided, however, Tenant shall have the right to remain in occupancy of the Premises and continue this Lease for up to twelve (12) months after the date of Landlord’s termination by giving written notice of such election to Landlord within thirty (30) days after receipt of Landlord’s termination notice.

c. Termination of Lease by Tenant. Tenant shall have the option of terminating the Lease if: (i) Landlord has failed to substantially restore the damaged Building or Premises within one hundred eighty (180) days of the Casualty as extended by any force majeure in accordance with the following sentence (“Restoration Period”); and (ii) Tenant gives Landlord notice of the termination within fifteen 15 days after the end of the Restoration Period. If Landlord is delayed by force majeure, then Landlord must provide Tenant with notice of the delays within fifteen (15) days of the force majeure event stating the reason for the delays and a good faith estimate of the length of the delays.

d. Intentionally omitted.

e. Rent Abatement. If the Premises is rendered wholly untenantable by the Casualty, then the Rent payable by Tenant shall be fully abated. If the Premises is only partially damaged, then Tenant shall continue the operation of Tenant’s business in any part not damaged to the extent reasonably practicable from the standpoint of prudent business management, and Rent and other charges shall be abated proportionately to the portion of the Premises rendered untenantable. The abatement shall be from the date of the Casualty until the Premises have been substantially repaired and restored, or until Tenant’s business operations are restored in the entire Premises, whichever shall first occur. However, if the Casualty is caused by the negligence or other wrongful conduct of Tenant or of Tenant’s subtenants, licensees, contractors, or invitees, or their respective agents or employees, there shall be no abatement of Rent.

f. Waiver of Claims. Subject to Landlord’s indemnity obligations in Section 15a above, the abatement of the Rent set forth above and Tenant’s right to terminate as set forth above are Tenant’s exclusive remedies against Landlord in the event of a Casualty, and Tenant hereby waives all claims against Landlord for any compensation or damage for loss of use of the whole or any part of the Premises and/or for any inconvenience or annoyance occasioned by any Casualty and any resulting damage, destruction, repair, or restoration.

20. EMINENT DOMAIN.

a. Effect on Lease. If all or a substantial part of the Premises, the Building, the Common Areas or the Project are taken under the power of eminent domain (or by conveyance in lieu thereof) such that Tenant can no longer effectively operate the Premises as provided in this Lease, and Landlord cannot reasonably replace, or elects not to replace, the same (including the replacement by Landlord of any Tenant improvements and additions to the Premises which may be taken) within the Project, or such that Landlord can no longer effectively comply with its obligations under this Lease, or such that Landlord reasonably determines that the continued operation of the Building would not be financially or logistically feasible, then this Lease shall terminate as of the date possession is taken by the condemnor, and Rent shall be adjusted between Landlord and Tenant as of such date. If only a portion of the Premises is taken and Tenant can continue to effectively operate its business in the remainder, then this Lease will not terminate, but Rent shall abate in a just and proportionate amount to the loss of use occasioned by the taking.

b. Right to Condemnation Award. Landlord shall be entitled to receive and retain the entire condemnation award for the taking of the Building and Premises (including any award related to Tenant’s improvements or additions in the Premises which Landlord may elect to replace within the Project). Tenant shall have no right or claim against Landlord for any part of any award received by Landlord for the taking. Tenant shall have no right or claim for any alleged value of the unexpired portion of this Lease, or its leasehold estate, or for costs of removal, relocation, business interruption expense or any other damages arising out of such taking, unless such claim shall not reduce the amount of the compensation otherwise payable to Landlord for the taking. Tenant, however, shall not be prevented from making a claim against the condemning party (but not against Landlord) for any moving expenses, loss of profits, or taking of Tenant’s personal property (other than its leasehold estate) to which Tenant may be entitled; provided that any such award shall not reduce the amount of the award otherwise payable to Landlord for the taking of the Building and Premises (including any award related to Tenant’s improvements or additions in the Premises which Landlord may elect to replace within the Project).

21. ENVIRONMENTAL COMPLIANCE

a. Environmental Laws. The term “Environmental Laws” shall mean all now existing or hereafter enacted or issued statutes, laws, rules, ordinances, orders, permits and regulations of all state, federal, local and other governmental and regulatory authorities, agencies and bodies applicable to the Premises, pertaining to environmental matters or regulating, prohibiting or otherwise having to do with asbestos and all other toxic, biohazardous, radioactive, or other hazardous wastes or materials including, but not limited to, the Federal Clean Air Act, the Federal Water Pollution Control Act, and the Comprehensive Environmental Response Compensation, and Liability Act of 1980, as from time to time amended.

b. Tenant’s Responsibility. Tenant covenants and agrees that it will keep and maintain the Premises at all times in compliance with Environmental Laws. Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically active or other hazardous substances, or materials on the Property in violation of applicable Environmental Laws. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or in compliance with the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought onto the Property by Tenant, or Tenant’s officers, or employees, or knowingly allow to be brought onto the Property by Tenant’s agents, servants, contractors, invitees, vendors, suppliers, or guests, any such materials or substances except to use in the ordinary course of Tenant’s business. Tenant shall execute affidavits, representations and the like, from time to time, at Landlord’s request, concerning Tenant’s best knowledge and belief regarding the presence of hazardous substances or materials on the Premises.

c. Tenant’s Liability. Tenant shall hold Landlord free, harmless, and indemnified from any penalty, fine, claim, demand, liability, cost, or charge whatsoever which Landlord shall incur, or which Landlord would otherwise incur, by reason of Tenant’s failure to comply with this Section 21 including, but not limited to: (i) the cost of full remediation of any contamination to bring the Property into the same condition as prior to the Commencement Date and into full compliance with all Environmental Laws; (ii) the reasonable cost of all appropriate tests and examinations of the Premises to confirm that the Premises and any other contaminated areas have been remediated and brought into compliance with all Environmental Laws; and (iii) the reasonable fees and expenses of Landlord’s attorneys, engineers, and consultants incurred by Landlord in enforcing and confirming compliance with this Section 21.

d. Limitation on Tenant’s Liability. Tenant’s obligations under this Section 21 shall not apply to any condition or matter constituting a violation of any Environmental Laws: (i) which existed prior to the commencement of Tenant’s use or occupancy of the Premises; (ii) which was not caused, in whole or in part, by Tenant or Tenant’s agents, employees, officers, partners, contractors or invitees; or (iii) to the extent such violation is caused by, or results from the acts or neglects of Landlord or Landlord’s agents, employees, officers, partners, contractors, guests, or invitees.

e. Inspections by Landlord. Landlord and its engineers, technicians, and consultants (collectively the “Auditors”) may, from time to time as Landlord deems appropriate, conduct periodic tests and examinations (“Audits”) of the Premises to confirm and monitor Tenant’s compliance with this Section 21. Notwithstanding the foregoing, neither Landlord, nor any of its engineers, technicians, consultants or other agents nor any other third parties shall be permitted to enter the Premises unless each such person shall have executed and delivered to Tenant a confidential disclosure agreement in the form attached hereto as Exhibit D or otherwise reasonably satisfactory to Tenant. Such Audits shall be conducted during normal business hours following prior written notice (which in no event shall be less than two (2) full business days) and in such a manner as to minimize the interference with Tenant’s Permitted Use and to allow Tenant to protect its confidential and proprietary processes and information; however subject to such limitations, the Audits shall be of such nature and scope as shall be reasonably required by then existing technology to confirm Tenant’s compliance with this Section 21. Tenant shall reasonably cooperate with Landlord and its Auditors in the conduct of such Audits. The cost of such Audits shall be paid by Landlord unless an Audit shall disclose a material failure of Tenant to comply with this Section 21, in which case, the cost of such Audit, and, until such failure has been remedied by Tenant, the cost of all subsequent Audits made during the Term and within thirty (30) days thereafter (not to exceed two (2) such Audits per calendar year), shall be paid for on demand by Tenant.

f. Property. For the purposes of this Section 21 only, the term “Property” shall include the Premises, Building, all Common Areas, the real estate upon which the Building is located; all personal property (including that owned by Tenant); and the soil, ground water, and surface water of the real estate upon which the Building is located.

g. Tenant’s Liability After Termination of Lease. The covenants contained in this Section 21 shall survive the expiration or termination of this Lease, and shall continue for so long as Landlord and its successors and assigns may be subject to any expense, liability, charge, penalty, or obligation against which Tenant has agreed to indemnify Landlord under this Section 21.

h. Landlord’s Liability. Landlord represents and warrants that, to the knowledge of Landlord, but without having made or being obligated to make any independent investigation of environmental matters related to the Premises (except as disclosed in the Phase I environmental assessment performed by Trigon Engineering Consultants, Inc., Project Number 042-05-052 dated May 20, 2005, a copy of which has been provided to Tenant), (i) there are no hazardous materials on the Premises as of the Commencement Date in violation of any Environmental Laws, and (ii) the Building and the land on which the Building is located are in compliance in all material respects with all Environmental Laws as of the Commencement Date.

Landlord will exercise commercially reasonable efforts to maintain the Building (other than the Premises) in material compliance with all Environmental Laws. If within the first twelve (12) months of the Term Tenant discovers and notifies Landlord in writing of the existence of any friable/airborne asbestos (“Asbestos”) or polychlorinated biphenyls (“PCBs”) within the Premises (which for purposes of this Section 21 h only includes the outside walls of the space included within the Premises), which Asbestos or PCBs are not present as a result of Tenant’s use and occupancy of the Premises, and which are required to be remediated by Landlord under any Environmental Laws, Landlord shall undertake such remediation to the extent required under the applicable Environmental Laws. Landlord shall commence such remediation within thirty (30) days after receipt of Tenant’s written notice and shall diligently pursue completion of the same. Notwithstanding any other provision of this Lease to the contrary, Landlord’s liability upon the discovery of any such Asbestos or PCBs within the Premises shall be strictly limited to the remediation required by the applicable Environmental Laws.

22. DEFAULT.

a. Tenant’s Default. Tenant shall be in default under this Lease if Tenant:

i.	Fails to pay when due any Base Rent, Additional rent, or any other sum of money which Tenant is obligated to pay, as provided in this Lease, and the failure or refusal to pay continues for at least five (5) business days after written notice of such failure from Landlord; provided, however, Landlord shall only be required to give two (2) such notices in any twelve (12) month period during the Term, and upon the third failure to pay when due any Rent or any other sum of money which Tenant is obligated to pay in such twelve (12) month period, Tenant shall be in default by its failure to pay when due without any notice from Landlord, and Landlord’s notice obligations hereunder shall be of no further force and effect;

ii.	Breaches any other agreement, covenant or obligation in this Lease and such breach is not remedied within ten (10) business days after Landlord gives Tenant notice specifying the breach, or if such breach cannot, with due diligence, be cured within ten (10) business days, Tenant does not commence curing within ten (10) business days and with reasonable diligence completely cure the breach within a reasonable period of time after the notice; except that, notwithstanding the foregoing, Tenant shall be in default by its failure to cure any breach of the provisions of Section 8g above within five (5) business days after written notice from Landlord of such breach;

iii.	Files any petition or action for relief under any creditor’s law (including bankruptcy, reorganization, or similar action), either in state or federal court, or has such a petition or action filed against it which is not stayed or vacated within sixty (60) days after filing; or

iv.	Makes any transfer in fraud of creditors as defined in Section 548 of the United States Bankruptcy Code (11 U.S.C. 548, as amended or replaced), has a receiver appointed for its assets (and the appointment is not stayed or vacated within thirty (30) days), or makes an assignment for benefit of creditors.

b. Landlord’s Remedies. In the event of a Tenant default, Landlord at its option may do one or more of the following:

i.	Terminate this Lease and recover all damages caused by Tenant’s breach, including consequential damages for lost future rent;

ii.	Repossess the Premises, with or without terminating, and relet the Premises at such amount as Landlord deems reasonable;

iii.	Intentionally omitted;

iv.	Bring action for recovery of all amounts due from Tenant;

v.	Intentionally omitted;

vi.	Intentionally omitted; or

vii.	Pursue any other remedy available in law or equity.

c. Landlord’s Expenses; Attorneys Fees. In the event of Tenant’s default hereunder, all reasonable expenses of Landlord in repairing, restoring, or altering the Premises for reletting as general warehouse and storage space, together with leasing fees and all other expenses in seeking and obtaining a new Tenant, shall be charged to and be a liability of Tenant. Landlord’s reasonable attorneys’ fees in pursuing any of the foregoing remedies, or in collecting any Rent or Additional Rent due by Tenant hereunder, shall be paid by Tenant.

d. Remedies Cumulative. All rights and remedies of Landlord are cumulative, and the exercise of any one shall not be an election excluding Landlord at any other time from exercise of a different or inconsistent remedy. No exercise by Landlord of any right or remedy granted herein shall constitute or effect a termination of this Lease unless Landlord shall so elect by notice delivered to Tenant. The failure of Landlord to exercise its rights in connection with this Lease or any breach or violation of any term, or any subsequent breach of the same or any other term, covenant or condition herein contained shall not be a waiver of such term, covenant or condition or any subsequent breach of the same or any other covenant or condition herein contained.

e. No Accord and Satisfaction. No acceptance by Landlord of a lesser sum than the Rent, Additional Rent and other sums then due shall be deemed to be other than on account of the earliest installment of such payments due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed as accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy provided in this Lease.

f. No Reinstatement. No payment of money by Tenant to Landlord after the expiration or termination of this Lease shall reinstate or extend the Term, or make ineffective any notice of termination given to Tenant prior to the payment of such money. After the service of notice or the commencement of a suit, or after final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums due under this Lease, and the payment thereof shall not make ineffective any notice or in any manner affect any pending suit or any judgment previously obtained.

g. Summary Ejectment. Tenant agrees that in addition to all other rights and remedies Landlord may obtain an order for summary ejectment from any court of competent jurisdiction without prejudice to Landlord’s rights to otherwise collect rents or breach of contract damages from Tenant.

h. Landlord’s Default. Notwithstanding anything in this Lease to the contrary, there shall be no enforceable default against Landlord under any provision of this Lease unless Tenant shall give Landlord notice of any breach, in which notice Tenant shall specify the breach or omission complained of, and the Landlord shall have thirty (30) days after receipt of such notice in which to remedy such breach or omission, or if such breach or omission shall be of such a nature that the same cannot be cured within thirty (30) days, then the same shall not be a default if the Landlord shall have begun taking the required steps to cure or remedy such breach or omission within such thirty-day period and diligently proceeds with the correction thereof thereafter. If the Landlord fails in the performance of any of its obligations under this Lease, and does not cure such failure within the time provided in this Section after receipt of Tenant’s notice thereof, then, subject to the limitations otherwise set forth in this Lease, Tenant may thereafter pursue any and all remedies available at law or in equity.

23. MULTIPLE DEFAULTS.

a. Loss of Option Rights. Tenant acknowledges that any rights or options of first refusal, or to extend the Term, to expand the size of the Premises, to purchase the Premises or the Building, or other similar rights or options which have been granted to Tenant under this Lease are conditioned upon the prompt and diligent performance of the terms of this Lease by Tenant. Accordingly, should Tenant default under this Lease on three (3) or more occasions during any twelve (12) month period, in addition to all other remedies available to Landlord, all such rights and options shall automatically, and without further action on the part of any party, expire and be of no further force and effect.

b. Increased Security Deposit. Should Tenant default in the payment of Base Rent, Additional Rent, or any other sums payable by Tenant under this Lease on three (3) or more occasions during any twelve (12) month period, regardless of whether Landlord permits such default to be cured, then, in addition to all other remedies otherwise available to Landlord, Tenant shall, within ten (10) days after demand by Landlord, post a Security Deposit in, or increase the existing Security Deposit to, a sum equal to three (3) months’ installments of Base Rent. The Security Deposit shall be governed by the terms of this Lease.

Effect on Notice Rights and Cure Periods. Should Tenant default under this Lease on three (3) or more occasions during any twelve (12) month period, in addition to all other remedies available to Landlord, any notice requirements or cure periods otherwise set forth in this Lease with respect to a default by Tenant shall not apply.

24. BANKRUPTCY.

a. Trustee’s Rights. Landlord and Tenant understand that, notwithstanding contrary terms in this Lease, a trustee or debtor in possession under the United States Bankruptcy Code, as amended, (the “Code”) may have certain rights to assume or assign this Lease. This Lease shall not be construed to give the trustee or debtor in possession any rights greater than the minimum rights granted under the Code.

b. Adequate Assurance. Landlord and Tenant acknowledge that, pursuant to the Code, Landlord is entitled to adequate assurances of future performance of the provisions of this Lease. The parties agree that the term “adequate assurance” shall include at least the following:

i.	In order to assure Landlord that any proposed assignee will have the resources with which to pay all Rent payable pursuant to the provisions of this Lease, any proposed assignee must have, as demonstrated to Landlord’s satisfaction, a net worth (as defined in accordance with generally accepted accounting principles consistently applied) of not less than the net worth of Tenant on the Effective Date (as hereinafter defined), increased by seven percent (7%), compounded annually, for each year from the Effective Date through the date of the proposed assignment. It is understood and agreed that the financial condition and resources of Tenant were a material inducement to Landlord in entering into this Lease.

ii.	Any proposed assignee must have been engaged in the conduct of business for the five (5) years prior to any such proposed assignment, which business does not violate the Use provisions under Section 4 above, and such proposed assignee shall continue to engage in a Permitted Use under Section 1c. It is understood that Landlord’s asset will be substantially impaired if the trustee in bankruptcy or any assignee of this Lease makes any use of the Premises other than a Permitted Use.

c. Assumption of Lease Obligations. Any proposed assignee of this Lease must assume and agree to be personally bound by the provisions of this Lease.

25. NOTICES.

a. Addresses. All notices, demands and requests by Landlord or Tenant shall be sent to the Notice Addresses set forth in Section 1 k, or to such other address as a party may specify by duly given notice.

b. Form; Delivery; Receipt. ALL NOTICES, DEMANDS AND REQUESTS WHICH MAY BE GIVEN OR WHICH ARE REQUIRED TO BE GIVEN BY EITHER PARTY TO THE OTHER MUST BE IN WRITING UNLESS OTHERWISE SPECIFIED. Notices, demands or requests shall be deemed to have been properly given for all purposes if (i) delivered against a written receipt of delivery, (ii) mailed by express, registered or certified mail of the United States Postal Service, return receipt requested, postage prepaid, or (iii) delivered to a nationally recognized overnight courier service for next business day delivery to the receiving party’s address as set forth above or (iv) delivered via telecopier or facsimile transmission to the facsimile number listed above, with an original counterpart of such communication sent concurrently as specified in subsection (ii) or (iii) above and with written confirmation of receipt of transmission provided. Each such notice, demand or request shall be deemed to have been received upon the earlier of the actual receipt or refusal by the addressee or three (3) business days after deposit thereof at any main or branch United States post office if sent in accordance with subsection (ii) above, and the next business day after deposit thereof with the courier if sent pursuant to subsection (iii) above.

c. Address Changes. The parties shall notify the other of any change in address, which notification must be at least fifteen (15) days in advance of it being effective for purposes of this Lease.

d. Notice by Legal Counsel. Notices may be given on behalf of any party by such party’s legal counsel.

26. HOLDING OVER. If Tenant holds over after the Expiration Date or other termination of this Lease, such holding over shall not be a renewal of this Lease but shall create a tenancy-at-sufferance. Tenant shall continue to be bound by all of the terms and conditions of this Lease, except that during such tenancy-at-sufferance Tenant shall pay to Landlord (i) Base Rent at the rate equal to one hundred fifty percent (150%) of that provided for as of the expiration or termination date, and (ii) any and all Additional Rent payable under this Lease. The increased Rent during such holding over is intended to compensate Landlord partially for losses, damages and expenses, including frustrating and delaying Landlord’s ability to secure a replacement tenant. In the event Landlord has notified Tenant in writing that Landlord has a replacement tenant for the Premises, and Tenant fails to vacate the Premises by the later to occur of (a) the Expiration Date or within the time provided after a termination of this Lease, or (b) sixty (60) days after delivery of Landlord’s notice of the replacement tenant, then all lost rents, leasing fees, attorney fees, architectural fees, brokerage commissions, and any other out-of-pocket costs incurred by Landlord related to the loss of such replacement tenant or negotiation of the lease with such replacement tenant, shall be deemed to be direct damages, and Tenant will be liable for all such damages as Landlord can prove.

27. INTENTIONALLY OMITTED.

28. BROKER’S COMMISSIONS.

a. Broker. Each party represents and warrants to the other that it has not dealt with any real estate broker, finder or other person with respect to this Lease in any manner, except the Broker identified in Section 1l.

b. Landlord’s Obligation. Landlord shall pay any commissions or fees that are payable to the Broker with respect to this Lease pursuant to Landlord’s separate agreement with the Broker.

c. Indemnity. Each party shall indemnify and hold the other party harmless from any and all damages resulting from claims that may be asserted against the other party by any other broker, finder or other person (including, without limitation, any substitute or replacement broker claiming to have been engaged by indemnifying party in the future), claiming to have dealt with the indemnifying party in connection with this Lease. The provisions of this Section shall survive the termination of this Lease.

29. MISCELLANEOUS.

a. No Agency. Tenant is not, may not become, and shall never represent itself to be an agent of Landlord, and Tenant acknowledges that Landlord’s title to the Building is paramount, and that it can do nothing to affect or impair Landlord’s title.

b. Force Majeure. Notwithstanding any other provision of this Lease to the contrary, whenever the time for performance by either party of any duty or obligation is imposed by this

Lease (other than the payment of money), and the party is delayed in such performance by force majeure or acts or omissions of the other party or a third party, then the time for such performance, any cure periods, and any specific dates set forth herein, shall be extended by the same amount of time as the delay. The term “force majeure” means: fire, flood, extreme weather, labor disputes, strike, lock-out, riot, government interference (including regulation, appropriation or rationing), unusual delay in governmental permitting, unusual delay in deliveries or unavailability of materials, unavoidable casualties, Act of God, or other causes beyond the party’s reasonable control.

c. Building Standard Improvements. The term “Building Standard Improvements” shall mean the standards for normal construction of general warehouse and storage space within the Building as specified by Landlord, including design and construction standards, electrical load factors, materials, fixtures and finishes.

d. Limitation on Damages. Notwithstanding any other provisions in this Lease, neither party shall be liable to the other for any special, consequential, incidental or punitive damages.

e. Satisfaction of Judgments Against Landlord. If Landlord, or its employees, officers, directors, stockholders or partners are ordered to pay Tenant a money judgment because of Landlord’s default under this Lease, said money judgment may only be enforced against and satisfied out of: (i) Landlord’s interest in the Building (and the real property on which the Building is situated) in which the Premises are located including the rental income and proceeds from sale; and (ii) any insurance or condemnation proceeds received because of damage or condemnation to, or of, said Building (and the real property on which the Building is situated) that are available for use by Landlord. No other assets of Landlord or said other parties exculpated by the preceding sentence shall be liable for, or subject to, any such money judgment.

f. Interest. Should Tenant fail to pay any amount due to Landlord within 30 days of the date such amount is due (whether Base Rent, Additional Rent, or any other payment obligation), then the amount due shall begin accruing interest at the rate of 18% per annum, compounded monthly, or the highest permissible rate under applicable usury law, whichever is less, until paid.

g. Legal Costs. Should either party prevail in any legal proceedings against the other for breach of any provision in this Lease, then the non-prevailing party shall be liable for the costs and expenses of the prevailing party, including its reasonable attorneys’ fees (at all tribunal levels).

h. Communications Compliance. Tenant acknowledges and agrees that any and all telephone and telecommunication services desired by Tenant shall be ordered and utilized at the sole expense of Tenant. Unless Landlord requests otherwise or consents in writing, all of Tenant’s telecommunications equipment shall be located and remain solely in the Premises in accordance with rules and regulations reasonably adopted by Landlord from time to time. Landlord shall not have any responsibility for the maintenance of Tenant’s telecommunications equipment, including wiring; nor for any wiring or other infrastructure to which Tenant’s telecommunications equipment may be connected, except that Landlord shall be responsible for any repairs to such telecommunications equipment or wiring required as a result of any act or omission of Landlord, it’s employees, servants, agents, or contractors. Tenant agrees that, to the extent any telecommunications service is interrupted, curtailed or discontinued, Landlord shall have no obligation or liability with respect thereto, other than Landlord’s obligation to repair the same as set forth in the immediately preceding sentence. In the event that Tenant wishes at any time to utilize the services of a telephone or telecommunications provider whose equipment is not then servicing the Building, the provider shall not be permitted to install its lines or other equipment within the Building without first securing the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned, or delayed. The provisions of this paragraph may be enforced solely by Tenant and Landlord, are not for the benefit of any other party, and specifically but without limitation, no telephone or telecommunications provider shall be deemed a third party beneficiary of this Lease. Tenant shall not utilize any wireless communications equipment (other than usual and customary cellular telephones and wireless computer equipment), including antennae and satellite receiver dishes, within the Premises or the Building, without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed. Unless otherwise agreed by Landlord in writing, Tenant shall remove any and all telecommunications equipment (including wireless equipment) installed in the Premises or elsewhere in or on the Building by or on behalf of Tenant, including wiring, or other facilities for telecommunications transmittal prior to the expiration or termination of the Lease and at Tenant’s sole cost.

i. Sale of Premises, Building, or Project. Landlord may sell the Premises, the Building, or the Project without affecting the obligations of Tenant hereunder; upon the sale of the Premises, the Building, or the Project and the Purchaser’s assumption of Landlord’s obligations hereunder, Landlord shall be relieved of all responsibility for the Premises and shall be released from any liability thereafter accruing under this Lease.

j. Time of the Essence. Time is of the essence in the performance of all obligations under the terms of this Lease.

k. Transfer of Security Deposit. If any Security Deposit or prepaid Rent has been paid by Tenant, Landlord may transfer the Security Deposit or prepaid Rent to Landlord’s successor and upon such transfer, Landlord shall be released from any liability for return of the Security Deposit or prepaid Rent.

I. Tender of Premises. The delivery of a key or other such tender of possession of the Premises to Landlord or to an employee of Landlord shall not operate as a termination of this Lease or a surrender of the Premises unless requested in writing by Landlord.

m. Tenant’s Financial Statements. Upon request of Landlord pursuant to a request from its lender, a prospective lender or a prospective purchaser of the Building and upon delivery of a confidentiality agreement from Landlord and such lender, prospective lender or prospective purchaser in form and substance reasonably satisfactory to Tenant, or upon Landlord’s request in conjunction with the rights of Landlord to collect excess consideration upon an assignment or subletting as set forth in Section 18i above, Tenant agrees to furnish to Landlord copies of Tenant’s most recent annual financial statements, audited if available. The financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied. Landlord may deliver the financial statements to any prospective or existing mortgagee or purchaser of the Building, provided, however, Landlord agrees that such mortgagee or purchaser shall be advised that the financial statements are to be kept strictly confidential.

n. Recordation. This Lease may not be recorded, but Tenant and Landlord agree, upon the request of the other party, to execute a memorandum hereof for recording purposes.

o. Partial Invalidity. The invalidity of any portion of this Lease shall not invalidate the remaining portions of the Lease.

p. Binding Effect. This Lease shall be binding upon the respective parties hereto, and upon their heirs, executors, successors and assigns.

q. Entire Agreement. This Lease supersedes and cancels all prior negotiations between the parties, and no changes shall be effective unless in writing signed by both parties. Tenant acknowledges and agrees that it has not relied upon any statements, representations, agreements or warranties except those expressed in this Lease, and that this Lease contains the entire agreement of the parties hereto with respect to the subject matter hereof.

r. Good Standing. If requested by Landlord, Tenant shall furnish appropriate legal documentation evidencing the valid existence in good standing of Tenant, and the authority of any person signing this Lease to act for the Tenant. If Tenant signs as a corporation, Tenant represents and warrants that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in the State in which the Premises are located, that the corporation has a full right and authority to enter into this Lease and that each of the persons signing on behalf of the corporation is authorized to do so.

If requested by Tenant, Landlord shall furnish appropriate legal documentation evidencing the valid existence in good standing of Landlord, and the authority of any person signing this Lease to act for the Landlord. Landlord represents and warrants that Landlord is a duly authorized and existing limited liability company, that Landlord has and is qualified to do business in the State in which the Premises are located, that Landlord has a full right and authority to enter into this Lease and that each of the persons signing on behalf of the Landlord is authorized to do so.

s. Terminology. The singular shall include the plural, and the masculine, feminine or neuter includes the other.

t. Headings. Headings of sections are for convenience only and shall not be considered in construing the meaning of the contents of such section.

u. Choice of Law. This Lease shall be interpreted and enforced in accordance with the laws of the State in which the Premises are located.

v. Effective Date. The submission of this Lease to Tenant for review does not constitute a reservation of or option for the Premises, and this Lease shall become effective as a contract only upon the execution and delivery by both Landlord and Tenant. The date of execution shall be entered on the top of the first page of this Lease by Landlord, and shall be the date on which the last party signed the Lease, or as otherwise may be specifically agreed by both parties. Such date, once inserted, shall be established as the final day of ratification by all parties to this Lease, and shall be the date for use throughout this Lease as the “Effective Date”.

w. Security Service. Tenant acknowledges and agrees that, while Landlord may hire private security guards to patrol the Building or the Project, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.

x. Intentionally Omitted.

30. SPECIAL CONDITIONS. The following special conditions, if any, shall apply, and where in conflict with earlier provisions in this Lease, the special conditions shall control:

a. Right of First Refusal. Provided Tenant is not in default hereunder beyond any permitted notice or cure period, Tenant shall have an ongoing right of first refusal (“Right of First Refusal”) during the Term of this Lease on the vacant space in the Building which is contiguous to the Premises (the “Vacant Space”). For the purposes of this Section 30a, the term “Vacant Space” shall mean that the space in question is or will be vacant, that any existing tenant in the space does not wish to remain in the space, and Landlord is under no obligation to lease the space to a third party, including without limitation, any obligation under any existing lease or under any options or renewal rights. Landlord shall not grant any rights or options on the 12,800 square feet of space known as Suite F (which includes the Construction Staging Space) that is contiguous to the Premises as of the Effective Date of this Lease, which rights or options would be superior to Tenant’s Right of First Refusal granted hereby, and no such rights or options have been granted to any other party as of the Effective Date of this Lease. Landlord shall, before leasing any of the Vacant Space to any person or entity, first offer to lease the Vacant Space to Tenant on the same Basic Lease Terms as those contained in a bona fide proposal acceptable to Landlord for such Vacant Space (or the portion thereof specified in the Proposal hereinafter defined). The Right of First Refusal shall be subject to the following:

i.	In the event Landlord receives a bona fide proposal acceptable to Landlord for all or any portion of the Vacant Space (the “Proposal”), Landlord shall give written notice (the “Notice”) to Tenant specifying the Basic Lease Terms of such Proposal, and Tenant shall have the option to lease the space described in the Notice upon the terms stated in the Notice. As used herein, a “bona fide proposal” shall mean either a binding or non-binding letter of intent to or from a specific prospective tenant containing a statement of the material economic terms for a lease of the Vacant Space, or portion thereof, which are acceptable to Landlord.

ii.	Landlord must receive written notice from Tenant of its unconditional, and irrevocable acceptance of the Basic Lease Terms stated in the Notice no later than ten (10) business days after Tenant’s receipt of the Notice;

iii.	If Landlord has received written notice from Tenant of its unconditional and irrevocable acceptance of the Basic Lease Terms stated in the Notice no later than ten (10) business days after Tenant’s receipt of the Notice, the portion of the Vacant Space described in the Notice shall be deemed added to the Premises, and Landlord shall deliver such portion of the Vacant Space to the Tenant at the time and in the condition described in the Notice. Tenant shall commence payment of Rent with respect to such portion of the Vacant Space in accordance with the terms of the Notice, and all other terms of Tenant’s leasing and occupancy of such portion of the Vacant Space shall be as provided in this Lease except as set forth in subparagraph (v) below. Landlord and Tenant agree to execute an appropriate amendment to this Lease to reflect the addition of such portion of the Vacant Space to the Premises.

iv.	If Tenant does not in writing accept the Basic Lease Terms stated in the Notice within ten (10) business days of the Tenant’s receipt of the Notice, then

Tenant shall be deemed to have rejected the Notice and waived its Right of First Refusal as to that portion of the Vacant Space as to that proposed lease transaction. Landlord shall be free to lease such portion of the Vacant Space to the prospective tenant submitting such Proposal for one hundred eighty (180) days after Tenant rejected or is deemed to have rejected the Notice, on terms no more favorable to the proposed tenant than set forth in the Notice without regard to Tenant’s Right of First Refusal. If that portion of the Vacant Space is not so leased (meaning Landlord and the prospective tenant have executed a written lease agreement) to such prospective tenant within such one hundred eighty (180) day period, it shall again become subject to the Tenant’s Right of First Refusal. In addition, if such Vacant Space is so leased, but all or any portion of it which is contiguous to the Premises thereafter becomes Vacant Space, it shall again be subject to Tenant’s Right of First Refusal.

v.	For the purposes of this Right of First Refusal, “Basic Lease Terms” shall mean: commencement date, rentable square footage, base rental rate, term, tenant improvement allowance (if any), and operating expenses as set forth in the Notice.

b. Expansion Right. Provided Tenant is not in default hereunder beyond any permitted notice or cure period, Tenant shall have the ongoing right during the Term of this Lease, to lease any Vacant Space (as defined in Section 30a above) in the Building (the “Expansion Right”) subject to the following:

(i)	Tenant shall provide Landlord with written notice of its exercise of the Expansion Right (the “Expansion Notice”), which Expansion Notice shall identify not less than 6,400 square feet of Vacant Space (the “Expansion Space”) and shall identify an effective date of the expansion to commence no later than the earlier of (1) sixty (60) days following the delivery of the Expansion Notice, or (2) the date Tenant occupies any portion of the Expansion Space for the conduct of Tenant’s business;

(ii)	The rental rate for the Expansion Space in the event of Tenant’s exercise of the Expansion Right shall be at the then current rental rate per rentable square foot in effect under this Lease, and all other terms and conditions of the Lease shall apply to the Expansion Space; provided, however, Tenant agrees and acknowledges that Landlord may be required to construct and create additional Common Area in the Building to accommodate Tenant’s Expansion Right, and in such event, the rentable square footage of the Expansion Space will be increased in proportion to the total amount of square footage encompassed by such additional Common Area.

(iii)	In the event of any conflict between Tenant’s Expansion Right and Tenant’s Right of First Refusal as set forth in Section 30a above, the provisions of Section 30a shall control; it being the intent of the parties that a Proposal (as defined in Section 30a(i) above) for any Vacant Space in the Building shall render Tenant’s Expansion Right for such Vacant Space ineffective during the period subsequent to the Proposal and until the end of the tenancy of the proposed tenant making the Proposal, or if the space is not leased pursuant to the Proposal, until the earlier of the end of the one hundred eighty (180) day period described in Section 30a.iv. above or the prospective tenant affirmatively decides it will not lease the space subject to the Proposal.

c. Adjacent Use Restriction. Landlord shall not permit, in any space in the Building or in the building located at 2598 Empire Drive (the “Empire Building”) directly behind the Building (as long as Landlord, or any entity controlled by Landlord or controlled by the same entities or principals which control Landlord, is the owner of the Empire Building), the use of BL-2 or greater classified microorganisms, as defined in U.S. Department of Health and Human Services Publication No. (CDC) 93-8395, any type of Vivarium services, or the manufacture and handling of any penicillin or other antibiotic product without Tenant’s prior written approval. The foregoing restriction shall not apply to any personal use of medications by individual occupants in the Building or the Empire Building.

d. OFAC Certification. For purposes of this Section 30d only, a “shareholder” shall not include any person who purchases, owns, or controls stock in any entity which stock is publicly traded on any national security exchange or via a national interdealer quotation system.

(i)	Certification. Tenant and Landlord each hereby certifies, for itself and on behalf of its individual partners, shareholders, members, or owners, that:

(1)	Neither it, nor any individual partner, shareholder, member, or owner, is acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and

(2)	Neither it, nor any individual partner, shareholder, member, or owner, is engaged in this transaction, directly or indirectly, on behalf of, or instigating or facilitating this transaction, directly or indirectly, on behalf of any such person, group, entity, or nation.

(ii)	Indemnification. Tenant and Landlord each hereby agrees to defend, indemnify, and hold harmless the other party from and against any and all claims, damages, losses, risks, liabilities, and expenses (including reasonable attorney’s fees at all tribunal levels) arising from or related to any breach of the certification set forth in Section 30d(i) above.

31. ADDENDA AND EXHIBITS. If any addenda or exhibits are noted below, such addenda and exhibits are incorporated herein and made a part of this Lease.

a.	Lease Addendum Number One - “Work Letter”

b.	Lease Addendum Number Two - Intentionally Omitted

c.	Lease Addendum Number Three - “Option to Renew Lease Term”

d.	Exhibit A - Premises

e.	Exhibit A-1 - Suite F Expansion Space and Construction Staging Space

f.	Exhibit A-2 - Designated Rear Parking Area and Outside Equipment

g.	Exhibit B - Rules and Regulations

h.	Exhibit C - Commencement Agreement

i.	Exhibit D - Confidential Disclosure and Premises Access Agreement

j.	Exhibit E - Non-Disturbance Agreement

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SIGNATURE BLOCKS ON NEXT PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have executed this lease in three (3) originals, all as of the day and year first above written.

	LANDLORD:	TENANT:

	3929 WESTPOINT INDUSTRIAL, LLC	TENGION, INC.
	a Delaware Limited Liability Company	a Pennsylvania corporation

BY: RAMONA BROWN, LLC,
a Delaware Limited Liability Company, its sole member

		By:	/s/ Steven A. Nichtberger
	BY: FULTON COMMONS DEVELOPMENT, L.P.		President
a New York Limited Partnership, its sole member

		Witness:	/s/ Joan M. Koeck
	BY: FULTON COMMONS DEVELOPMENT CORP.,		(signature)
	a New York Corporation, its sole general partner		Joan M. Koeck

By:		Witness:	/s/ Gary Arlen Smith
	Vice President		(signature)
Gary Arlen Smith

Witness:	/s/ Fran Katz	Witness:
	(signature)		(signature)
Fran Katz

Witness:
(signature)

(print name)

LEASE ADDENDUM NUMBER ONE [TENANT TO DO WORK]

WORKLETTER. This Lease Addendum Number One (the “First Addendum”) sets forth the rights and obligations of Landlord and Tenant with respect to space planning, engineering, final workshop drawings, and the construction and installation of any improvements to the Premises (“Tenant Improvements”). This First Addendum contemplates that the performance of this work will proceed in three stages in accordance with the following schedule: (i) preparation of a space plan; (ii) final design and engineering and preparation of final plans and working drawings; (iii) submission and approval of plans by appropriate governmental authorities and construction and installation of the Tenant Improvements.

In consideration of the mutual covenants hereinafter contained, Landlord and Tenant do mutually agree to the following:

1. Delivery of Premises. Landlord agrees, at its sole cost and expense, to deliver the Premises to Tenant on or before the Commencement Date, ready for the installation and construction of the Tenant Improvements. Tenant agrees and acknowledges that, other than fire suppression sprinkler systems and related piping, electrical power connections and fixtures, plumbing drains, natural gas interface and exhaust fans in the Premises which exist as of the Effective Date of the Lease, the Premises shall be delivered in a “cold, dark shell” condition, with the existing interior demising wall demolished as shown on Exhibit A-1 of the Lease.

2. Space Planning, Design and Working Drawings. Tenant shall provide and designate, at Tenant’s sole cost and expense, as its architects and engineers, CDI Engineering Solutions, Inc. or such other architects and engineers licensed in State in which the Premises are located as are reasonably acceptable to Landlord (“Tenant’s A&E”), which architects and engineers will complete construction and mechanical drawings and specifications as required to construct the Tenant Improvements.

a. Tenant’s A&E shall complete construction drawings for Tenant’s partition layout, reflected ceiling grid, telephone and electrical outlets, keying, and finish schedule.

b. Tenant’s A&E shall complete building standard mechanical plans where necessary (for installation of air conditioning system and ductwork, and heating and electrical facilities) for the work to be done in the Premises.

c. Tenant has provided to Landlord for its review a one-eighth scale architectural floor plan of the Premises and a drawing (included as Exhibit A-2 to the Lease) showing the size and location of all Outside Equipment (as defined in Section 4f of the Lease) (the “Plans”) and Landlord has approved the Plans. The Plans show all changes that are required to be made to the exterior of the Building or to the exterior or supporting walls of the Building. It is understood that the Plans are proprietary to Tenant and that Landlord shall not be permitted to distribute a copy of such Plans to any third party, except as may be required by municipal ordinances or codes. Landlord, and Landlord’s insurer (provided Landlord’s insurer executes and delivers a confidential disclosure agreement in the form attached to the Lease as Exhibit D or otherwise reasonably satisfactory to Tenant), shall be permitted to review the Plans upon reasonable request during regular business hours. Tenant shall provide Landlord with a full and complete set of all construction plans, drawings, and specifications related to the Tenant Improvements upon the expiration or earlier termination of the Lease. Any

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changes or modifications Tenant desires to make to the Plans shall also be subject to Landlord’s prior approval, but only if such changes would require a resubmission to applicable governmental authorities for building permits or would otherwise affect any structural elements of the Building. Landlord agrees that it will not unreasonably withhold its approval of any changes or modifications to the Plans; provided, however, Landlord shall have sole and absolute discretion to approve or disapprove any improvements that will be visible to the exterior of the Premises, or which may affect the structural integrity of the Building. Any approval of the Plans by Landlord shall not constitute approval of any delays caused by Tenant and shall not be deemed a waiver of any rights or remedies that may arise as a result of such delays. Tenant shall be permitted to designate construction laydown and staging areas (the “Construction Staging Spaces”) outside of the Premises as shown on Exhibit A-1 of the Lease and may erect temporary security barriers around the Premises and such Construction Staging Spaces during construction. Tenant covenants and agrees to exercise diligent efforts to minimize any disruption to the activities of any other occupant in the Building or the Project, and to restore all portions of the Common Areas disturbed or damaged in the course of Tenant’s construction (including, without limitation, any paving, concrete, sidewalks, or landscaping, and including any damage resulting from the installation of any fences or barriers around the Construction Staging Spaces or the Premises) to the condition as the same existed prior to such disturbance or damage. Tenant shall maintain the Construction Staging Spaces in a reasonably neat, clean, and orderly condition during its use thereof. Tenant agrees and acknowledges that Tenant shall be responsible for any and all security and protection needed for the Construction Staging Spaces and the Premises, and Landlord shall not be liable to Tenant for any loss of or damage to any materials, supplies, machinery, tools, or equipment stored or maintained within the Project, including the Construction Staging Spaces and the Premises, unless such loss or damage is caused by the willful or intentional act or omission of Landlord, its employees, servants, agents, or contractors.

3. Signage and Keying. Door and/or directory signage and suite keying that is of a quality in accordance with building standards or higher shall be provided and installed by Tenant.

4. Work and Materials at Tenant’s Expense.

a. Tenant will provide to Landlord a list of the subcontractors from which Tenant intends to solicit bids for work on the Premises. Within two business days after receiving any such list, Landlord will notify Tenant whether any of the subcontractors on such list are objectionable to Landlord (based on skill in the trade, business practices, financial practices or other reasonable basis) and will indicate to Tenant the nature of the objection. Thereafter, without Landlord’s prior written consent, Tenant will not engage (and it will direct its construction manager to not engage) in connection with work on the Premises any person or entity Landlord has reasonably identified as objectionable.

b. Intentionally Omitted.

c. Intentionally Omitted.

d. Upon final completion of the Tenant Improvements, project close-out and Tenant’s beneficial occupancy of the Premises and within ten (10) days after demand by Landlord, Tenant shall deliver to Landlord (i) copies of all final releases of lien from all

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contractors, subcontractors and materialmen performing any work or providing any materials for the Tenant Improvements, and from any lienors giving notice required under law; (ii) a copy of a final contractor’s affidavit from the general Contractor in accordance with applicable law; and (iii) copies of any supporting documentation evidencing final completion and payment of the Tenant Improvements reasonably requested by Landlord. All copies provided by Tenant hereunder shall be certified by Tenant as being true and correct copies of the original documents.

5. Rent Commencement Date. The Rent Commencement Date of the Lease shall not be delayed by reason of the non-completion of the Tenant Improvements or the failure to obtain a certificate of occupancy or a temporary certificate of occupancy.

6. Materials and Workmanship. Tenant covenants and agrees that all work performed in connection with the construction of the Premises shall be performed in a good and workmanlike manner and in accordance with all applicable laws and regulations and with the final approved Plans. Tenant agrees to exercise due diligence in completing the construction of the Premises.

7. Insurance; Indemnity. Prior to entering the Premises or commencing any construction therein, Tenant shall comply with all insurance provisions of the Lease. All waiver and indemnity provisions of the Lease shall apply upon Tenant’s (or it’s contractor’s) entry of the Premises.

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LEASE ADDENDUM NO. THREE

[Option to Renew]

1. Option to Extend. Tenant shall have the right and option to renew the Lease (the “Renewal Option”) for three (3) additional periods of sixty (60) months each (the “Renewal Lease Terms”) (a separate notice is required for each Renewal Lease Term); provided, however, such Renewal Option is contingent upon the following (i) Tenant is not in default at the time Tenant gives Landlord notice of Tenant’s intention to exercise the Renewal Option; (ii) upon the Expiration Date or the expiration of any Renewal Lease Term, Tenant has no outstanding default; (iii) no event exists at the time Tenant gives Landlord notice of Tenant’s intention to exercise the Renewal Option or on the Expiration Date or expiration date of any Renewal Lease Term that upon notice or the passage of time would constitute a default; and (iv) Tenant is not disqualified by multiple defaults as provided in the Lease. Following the expiration of the third Renewal Lease Term, Tenant shall have no further right to renew the Lease pursuant to this Addendum Number Three.

2. Exercise of Option. Tenant shall exercise each Renewal Option by giving Landlord notice at least one hundred eighty (180) days prior to the Expiration Date or the last day of any Renewal Lease Term. If Tenant fails to give such notice to Landlord prior to said one hundred eighty (180) day period, then Tenant shall forfeit the Renewal Option. If Tenant exercises the Renewal Option, then during any such Renewal Lease Term, Landlord and Tenant’s respective rights, duties and obligations shall be governed by the terms and conditions of the Lease. Time is of the essence in exercising the Renewal Option.

3. Term. If Tenant exercises the Renewal Option, then during any such Renewal Lease Term, all references to the word “Term”, as used in the Lease, shall mean the “Renewal Lease Term”.

4. Intentionally Omitted.

5. Base Rent for Renewal Lease Term. The Minimum Base Rent for the Renewal Lease Term shall be paid according to the following Base Rent Schedule:

First Renewal Term

MONTHS	ANNUAL RENT PER RENTABLE SQUARE FOOT
01-12	$4.00
13-24	$4.10
25-36	$4.20
37-48	$4.30
49-60	$4.40

Second Renewal Term

MONTHS	ANNUAL RENT PER RENTABLE SQUARE FOOT
01-12	$4.50
13-24	$4.60
25-36	$4.70
37-48	$4.80
49-60	$4.90

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Third Renewal Term

MONTHS	ANNUAL RENT PER RENTABLE SQUARE FOOT
01-12	$5.00
13-24	$5.10
25-36	$5.20
37-48	$5.30
49-60	$5.40

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EXHIBIT A

LEGAL DESCRIPTION/SPACE PLAN

(SEE ATTACHED)

The Premises are located on a portion of the real property described as follows:

Being known and designated as Lot 11 as shown on a plat entitled Revision No. 2 of Section I of West Point Business Center as recorded in Plat Book 33 at Page 86 in the office of the Register of Deeds of Forsyth County, North Carolina, reference to which is hereby made for a more particular description.

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Exhibit A

[SCHEMATIC DRAWING OF THE PREMISES]

EXHIBIT A-1

SUITE F and CONSTRUCTION STAGING SPACES

(SEE ATTACHED)

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EXHIBIT A-1

[SCHEMATIC DRAWING OF THE SPACES]

EXHIBIT A-2

PARKING SPACES, TRUCK COURT AND OUTSIDE EQUIPMENT

(SEE ATTACHED)

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[SCHEMATIC DRAWING OF THE SPACES]

EXHIBIT B

RULES AND REGULATIONS

1. Tenant shall not do or permit anything to be done in the Premises, the Building, or the Project which will in any way increase the rate payable (unless Tenant pays the amount of the increase), or violate any provision, in respect of any policy of fire insurance on the Building or Landlord’s property therein; unreasonably obstruct or interfere with the rights of other tenants in the Building or the Project, or unreasonably injure or annoy them; encumber or obstruct or deposit rubbish and similar substances in the parking and loading areas, sidewalks or entrance areas; bring or keep any flammable, combustible or explosive substances, to or in the Building; violate security procedures established by Landlord, or in any way create a nuisance.

2. Tenant shall not use the Premises or the Building for any purpose that will damage the Premises or the Building, or the reputation thereof, or for any purposes other than those specified in the Lease.

3. Canvassing, soliciting and peddling in and about the Building or the Project are prohibited, and Tenant shall cooperate to prevent such activities.

4. Other than as provided in Tenant’s Plans (as set forth in the Workletter), Tenant shall not install or use in the Building any air conditioning unit, engine, boiler, generator, machinery, heating unit, stove, water cooler, ventilator, radiator or any other similar apparatus which will require the use of electrical current or water without the prior written consent of Landlord, and then only as Landlord may direct.

5. Tenant shall not cause improper noises, vibrations, smoke, vapor, or odors within the Building or to be released from the Premises.

6. Tenant shall not place within the Building any safes, machines, equipment or other objects of unusual size or weight that may structurally damage the Building, without the prior written consent of Landlord. The placement and positioning of all such objects within the Building shall be prescribed by Landlord and such objects shall, in all cases, be placed upon plates or footings of such size as shall reasonably be prescribed by Landlord.

7. Intentionally omitted.

8. Tenant shall exercise its best efforts to keep the Project and exterior areas of the Building clean and free from rubbish.

9. Tenant shall not use the washrooms, rest rooms and plumbing fixtures of the Building, and appurtenances thereto, for any other purpose than the purposes for which they were constructed, and Tenant shall not deposit and sweepings, rubbish, rags or other improper substances therein.

10. Landlord shall have the right to prohibit any publicity, advertising or use of the name of the Project by Tenant which, in Landlord’s opinion, tends to impair the reputation of the Project or its desirability as a storage and distribution development, and upon written notice from Landlord, Tenant shall refrain from or discontinue any such publicity, advertising or use of the Project name.

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11. Each tenant, upon the termination of its lease, shall deliver to Landlord all keys to doors in the Building. In the event of the loss of any key furnished to Tenant by Landlord, Tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such a charge.

12. In the event Landlord provides a VIM Postal Unit, keys for such unit will be distributed at the time of occupancy. Landlord however, will not be responsible for: (a) the replacement of lost or damaged keys or issuance of extra keys; (b) incorrect distribution of mail; (c) delivery schedules of mail; or (d) mail delivery to door.

13. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the agreements, covenants, conditions and provisions of any lease of Premises in the Building.

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EXHIBIT C

COMMENCEMENT AGREEMENT

This COMMENCEMENT AGREEMENT made and entered into as of this              day of                     , 200_, by and between 3929 WESTPOINT INDUSTRIAL, LLC, a Delaware limited liability company, with its principal office at                              (“Landlord”) and                                         , a                              Corporation, with its principal office at                                          (“Tenant”);

W I T N E S S E T H:

WHEREAS, Tenant and Landlord entered into that certain Lease Agreement dated                              (the “Lease”), for space designated as Suite             , comprising approximately                      rentable square feet, in the                              Building, located at                                                  , City of                             , County of                             , State of                             ; and

WHEREAS, the parties desire to establish the Commencement Date, Rent Commencement Date, and Expiration Date as set forth below,

NOW, THEREFORE, in consideration of the mutual and reciprocal promises herein contained, Tenant and Landlord hereby agree that said Lease hereinafter described be, and the same is hereby modified in the following particulars:

1. The term of the Lease by and between Landlord and Tenant actually commenced on                              (the “Commencement Date”). The Rent Commencement Date under the Lease is                                 . The initial term of said Lease shall end on                              (the “Expiration Date”). Section 2, entitled “Term”, and all references to the Commencement Date and Termination Date in the Lease are hereby amended.

2. Except as modified and amended by this Commencement Agreement, the Lease shall remain in full force and effect.

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IN WITNESS WHEREOF, Landlord and Tenant have caused this Agreement to be duly executed, as of the day and year first above written.

	LANDLORD:	TENANT:

	3929 WESTPOINT INDUSTRIAL, LLC	TENGION, INC.
	a Delaware Limited Liability Company	a Pennsylvania corporation

BY: RAMONA BROWN, LLC,
a Delaware Limited Liability Company,
its sole member
By:
	BY: FULTON COMMONS DEVELOPMENT, L.P.	President
a New York Limited Partnership,
its sole member
Witness:
	BY: FULTON COMMONS DEVELOPMENT CORP.,	(signature)
a New York Corporation,
its sole general partner
(print name)

By:	(signature)	Witness:
President

(print name)

Witness:		Witness:
	(signature)	(signature)

(print name)

Witness:
(signature)

(print name)

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EXHIBIT D

CONFIDENTIAL DISCLOSURE and PREMISES ACCESS AGREEMENT

This Confidential Disclosure and Premises Access Agreement dated                     , 2005 is between TENGION, INC., a Delaware corporation (“Tengion”), and                              [, a                                      corporation] (“Recipient”).

Recipient is a representative or agent of, or a vendor to, the owner (hereinafter referred to as “Landlord”) of Tengion’s facilities at 3929 Westpoint Boulevard, Suite G, Winston-Salem, North Carolina (the “Premises”). Recipient desires access to Tengion’s Premises in order to carry out certain activities pursuant to its business relationship with Landlord. Under the Lease Agreement dated                              2005 between Landlord and Tengion, Tengion may require Recipient to enter into this (or a similar) Agreement as a condition to Tengion’s willingness to grant Recipient access to its Premises. In consideration of the foregoing and the following undertakings, representations and agreements, and intending to be legally bound, the parties agree as follows:

1. The parties propose to afford Recipient access to Tengion’s Premises in order to enable to Recipient to carry out the following activities pursuant to its business relationship with Landlord:                                                                                                            (the “Activities”). The parties desire to assure the protection and preservation of the confidential and proprietary nature of Tengion’s information that may be disclosed or made available to Recipient in the course of such Activities. “Confidential Proprietary Information” shall mean any information relating to Tengion’s technology, intellectual property assets, financial or business plans or affairs, financial statements, product development plans, marketing plans, or any other thing of a secret, confidential or private nature connected with the business of Tengion or any of its present or future products, strategic partners, collaborators, co-venturers, suppliers, customers, employees or investors. For purposes of this Agreement, Confidential Proprietary Information includes the confidential information of third parties to which Recipient may gain access hereunder.

2. (a) Recipient and Recipient’s employees and representatives may at all times while present in Tengion’s Premises be accompanied by an employee of Tengion who has been expressly assigned to accompany Recipient, its employees and representatives (the “Tengion Escort”). Neither Recipient nor any employee or representative shall attempt to gain access to any portion of Tengion’s Premises unaccompanied by the Tengion Escort, or otherwise without the permission of the Tengion Escort.

(b) Without the specific prior written permission of Tengion, Recipient shall not (and it shall cause its employees and representatives to not) take any photographs or record any video images of, or make any audio recordings in, any portion of Tengion’s Premises. To the extent Tengion grants permission for any such recording or imaging, it will do so within specific parameters. Recipient agrees to adhere to any reasonable parameters proffered by Tengion in granting such permission. To the extent Recipient deems any such imaging or recording parameters proffered by Tengion to be unreasonable, it will not disregard such parameters, but will give advance notice thereof to Tengion to enable to parties in good faith to discuss such parameters. If Recipient does not object to any such imaging or recording parameters, it will be deemed to have agreed to same.

(c) While present on Tengion’s Premises, Recipient shall adhere to all of Tengion’s policies, procedures, rules and regulations, which are attached to this Agreement as Exhibit             .

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(d) Recipient’s permission to gain access to and be present on Tengion’s Premises may be rescinded at any time if Recipient (or any employee or representative thereof) breaches or attempts to breach this Agreement, whereupon Recipient and its employees and representatives shall be subject to immediate removal from the Premises.

3. Recipient shall treat as secret and confidential all of the Confidential Proprietary Information, and Recipient shall not, without Tengion’s prior written consent and regardless of whether or not the Activities are actually performed or completed, directly or indirectly, use (except strictly for the purposes of the discussions hereunder), exploit, reverse engineer, reverse compile, attempt to derive the composition or underlying information, structure or ideas with respect to, disseminate or disclose any of the Confidential Proprietary Information. Recipient shall not remove or modify any notice contained in the Confidential Proprietary Information that such information is confidential and proprietary. All magnetic or optical discs and other media for storage of electronic information, and all papers, documents and other written items of the Confidential Proprietary Information furnished to Recipient shall remain Tengion’s property.

4. Recipient may disclose the Confidential Proprietary Information to its employees, agents and representatives for whom knowledge of the Confidential Proprietary Information is reasonably necessary in order to carry out the Activities, provided that, prior to receipt of any Confidential Proprietary Information, each such person shall have been advised of the confidential and proprietary nature of such information and shall be subject to non-use and non-disclosure obligations similar to those applicable to Recipient hereunder, and provided further that Recipient shall be responsible for such persons’ adherence to such obligations with respect to the Confidential Proprietary Information.

5. For a period of one year after the later of the date hereof and Recipient’s most recent visit to Tengion’s Premises, Recipient shall not directly or indirectly solicit or recruit any employee of Tengion within one year of the last date of his or her employment by Tengion to provide service to Recipient or a third party; provided that Recipient shall not be prohibited from engaging in general promotional or recruiting activity not specifically targeted toward any employee or group of employees of Tengion.

6. Recipient shall not copy or reproduce or permit to be copied or reproduced, in any way, the Confidential Proprietary Information, except as reasonably necessary strictly for the purposes of carrying out the Activities. If so requested by Tengion, Recipient shall promptly return to Tengion (a) any documents or other tangible forms of the Confidential Proprietary Information, (b) any of the Confidential Proprietary Information disclosed orally or by demonstration or in any other nontangible format and reduced to tangible format by Recipient, (c) all abstracts or summaries of the Confidential Proprietary Information, and (d) all copies, reproductions or other images of the foregoing; provided that Recipient may retain one archive copy thereof in a secure location strictly for purposes of verifying compliance with the provisions of this Agreement.

7. No license with respect to the Confidential Proprietary Information is granted by Tengion hereunder for any purpose and NO REPRESENTATIONS OR WARRANTIES OF ANY NATURE ARE MADE BY TENGION HEREUNDER WITH RESPECT TO THE CONFIDENTIAL PROPRIETARY INFORMATION. Nothing contained in this Agreement shall be construed as an obligation on the part of either party to enter into any further agreement or arrangement relating to the Activities or the Confidential Proprietary Information.

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8. (a) The prohibitions with respect to the Confidential Proprietary Information contained herein shall not apply with regard to any particular item of Confidential Proprietary Information: (i) that is or becomes publicly disclosed or part of the public domain, except to the extent this results from a violation hereof or any improper action or inaction by Recipient or any agent or representative of Recipient; (ii) that was in Recipient’s possession prior to Recipient’s receipt of such material from Tengion, as demonstrated by documentary evidence that itself was in Recipient’s possession at the time of Tengion’s disclosure of such Confidential Proprietary Information to Recipient; (iii) that is lawfully acquired by Recipient from a third party not obligated to keep such information confidential; or (iv) that is independently developed by Recipient without any reliance on the Confidential Proprietary Information, provided that Recipient shall bear the burden of proof regarding the factual issue of independent development.

(b) Any combination of features which may be in the public domain or in the possession of Recipient shall not be deemed to be within the foregoing exceptions merely because individual features are in the public domain or in Recipient’s possession, but only if the combination itself and its principle of operation are in the public domain or in Recipient’s possession.

9. Notwithstanding the non-disclosure obligations set forth in Section 3, Recipient shall not be in breach of this Agreement if it discloses Confidential Proprietary Information in compliance with a court or administrative subpoena or order or submits a lawfully and properly prepared report or other document containing such Confidential Proprietary Information to a governmental agency pursuant to a bona fide statutory or regulatory requirement; provided, however, that (a) any such disclosure shall not otherwise relieve Recipient of its continuing confidentiality and non-use obligations hereunder with respect to all of the Confidential Proprietary Information, including the information disclosed by it to the court or agency under this Section 9 and (b) Recipient shall give Tengion reasonable advance notice of any such disclosure and cooperate reasonably with Tengion (and at Tengion’s expense) in Tengion’s efforts to object to such disclosure and to obtain the court’s or administrative agency’s agreement to maintain the confidentiality of the Confidential Proprietary Information to be disclosed by Recipient under this Section 9.

10. Misuse or disclosure of the Confidential Proprietary Information by Recipient shall cause irreparable harm to Tengion not adequately compensable by money damages. If Recipient violates or threatens to violate any provision contained herein, Recipient hereby consents to the entry of a restraining order or injunction, or both, against it, without the need to post any bond and without the need to demonstrate actual damages, in order to protect the confidentiality and value of the Confidential Proprietary Information, and the entry of such restraining order or injunction, or both, shall not preclude Tengion from seeking any damages or other relief to which it may be entitled under law.

11. This Agreement shall terminate, and the covenants contained in this Agreement shall be ineffective with respect to any information initially disclosed more than, two years from the date hereof, provided that the provisions of this Agreement shall remain in force and effect in accordance with their terms after such termination with respect to all Confidential Proprietary Information disclosed prior to such termination.

12. This Agreement constitutes the entire understanding and agreement of the parties as to the subject matter hereof and supersedes all prior discussions, proposals and writings with respect thereto. In order to be effective, any modification hereof must be specific, express (not

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implied), in writing and signed by authorized representatives of the parties. This Agreement shall be binding upon and inure to the benefit of the successors and assigns and legal representatives of the parties. This Agreement shall not be assignable by either party without the other party’s prior written consent, which consent shall not be unreasonably withheld or delayed.

13. If any provision of this Agreement is declared void or unenforceable, such provision shall be deemed excluded or modified to the extent necessary to allow enforcement hereof, and all other provisions of this Agreement shall remain in full force and effect.

14. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Delaware, without reference to the conflicts of law rules of such jurisdiction, and the parties agree to personal jurisdiction and venue in the state and federal courts of the State of Delaware in any suit or proceeding arising out of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Confidential Disclosure and Premises Access Agreement to be executed by their duly authorized representatives as of the date first written above.

TENGION, INC.	RECIPIENT:

By:
Signature (of individual Recipient)
Name:
Title:

Name of Recipient (if a corporation)

By:
Name:
Title:

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EXHIBIT E

NON-DISTURBANCE AGREEMENT

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) made as of the              day of                             , 200_, by and among ARCHON FINANCIAL, L.P., a Delaware limited partnership, whose address for notice under this Agreement is 600 East Las Colinas Boulevard, Suite 450, Irving, Texas 75039, Attention: General Counsel, (“Lender”);                                 , whose address for notice under this Agreement is                                         , (“Tenant”‘); and                                     , whose address for notice under this Agreement is                                                  , (“Landlord”).

Introductory Provisions

A. Lender has agreed to make a loan to Landlord, which will be evidenced by a promissory note (the “Note”) made by Landlord to order of Lender and will be secured by, among other things, a mortgage or deed of trust, assignment of leases and rents, security agreement and fixture filing (the “Mortgage”) made by Landlord covering the land (the “Land”) described on Exhibit A attached hereto and all improvements (the “Improvements”) now or hereafter located on the land (the Land and the Improvements hereinafter collectively referred to as the “Property”).

B. Tenant is the tenant or lessee under a lease dated as of                                 ,                  (which lease, as the same may have been amended and supplemented as of the dated hereof, is hereinafter called the “Lease”), covering approximately                          square feet of space located in the Improvements (the “Premises”). Landlord holds all rights of landlord or lessor under the Lease.

C. The parties hereto desire to make the Lease subject and subordinate to the Mortgage in accordance with the terms and provisions of this Agreement.

NOW, THEREFORE, the parties hereto, in consideration of the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agree as follows:

1. The Lease, as the same may hereafter be modified, amended or extended, and all of Tenant’s right, title and interest in and to the Premises and the Property, including all rights, remedies and options of Tenant under the Lease, are and shall be unconditionally subject and subordinate to the Mortgage and the lien thereof, and to all renewals, modifications, consolidations, replacements, substitutions and extensions of the Mortgage.

2. Lender agrees that so long as no event exists on Tenant’s part that constitutes a default under the Lease, Tenant’s leasehold estate under the Lease shall not be terminated by Lender and Tenant’s possession of the Premises shall not be disturbed by Lender. Tenant shall attorn to Lender upon any foreclosure of the lien of the Mortgage and sale of the Property or deed-in-lieu of foreclosure of the Property, and shall recognize Lender as the landlord or lessor under the Lease, and shall be bound to Lender in accordance with all of the provisions of the Lease for the balance of the term thereof, and Lender will accept the attornment of Tenant. Such attornment will be effective and self-operative without the execution of any further instrument.

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3. Tenant agrees to give Lender a copy of any default notice sent by Tenant to Landlord. Tenant agrees not to exercise any right to terminate the Lease, or to claim a partial or total eviction, or to reduce the rent payable under the Lease or credit or offset any amounts against future rents payable under the Lease due to any default by Landlord until it has given written notice of such default to Lender and a period of not less than thirty (30) days for remedying such default. If Landlord’s default cannot be cured within such thirty (30) day period, the time within which such default may be cured by Lender shall be extended for such reasonable period as may be necessary to complete the curing of the same so long as Lender proceeds promptly to effect a cure (including such time as may be necessary to acquire possession of the Premises from Landlord, if possession is necessary to effect such cure) and thereafter prosecutes the curing of such default with diligence. Lender’s cure of Landlord’s default shall not be considered an assumption by Lender of Landlord’s other obligations under the Lease.

4. If Lender succeeds to the position of landlord or lessor under the Lease and Tenant attorns to Lender as provided for above, Lender shall be bound to Tenant under all the terms, covenants and conditions of the Lease, but Lender shall not be liable or bound to Tenant (a) for any act, obligation or omission of any prior landlord (including Landlord), provided that Lender as successor landlord shall be obligated to cure any continuing default of the prior landlord of which it has received prior written notice and shall be liable for acts or omissions accruing or arising after Lender’s succession to the position of landlord and commencement of control and management of the Property; or (b) for any offsets or defenses which Tenant might have against any prior landlord (including Landlord) except for such offsets and defenses relating to continuing acts or omissions with respect to which Lender has received prior written notice and has failed to cure; or (c) for any rent or additional rent which Tenant might have paid for more than the then current month to any prior landlord (including Landlord); or (d) by any modification or amendment of the Lease, or any waiver of any terms of the Lease, that materially and adversely affects Landlord’s obligations under the Lease or Lender’s rights, duties or obligations under this Agreement, unless such modification, amendment, or waiver was consented to in writing by Lender; or (e) for any security deposit, rental deposit or similar deposit given by Tenant to a prior landlord (including Landlord) unless such deposit is actually paid over to Lender by the prior landlord. If Lender succeeds to the position of landlord or lessor, Lender shall be liable to Tenant under the Lease only for matters arising during Lender’s period of ownership of the Property, and such liability shall terminate upon the transfer by Lender of its interest in the Lease and the Property and the assumption of such liability by Lender’s transferee.

5. Tenant acknowledges that Landlord has assigned to Lender its right, title and interest in the Lease and to the rents, issues and profits of the Property and the Premises pursuant to the Mortgage, and that Landlord has been granted the license to collect such rents provided no Event of Default has occurred under, and as defined in, the Mortgage. Upon receipt by Tenant of written notice from Lender that Lender has elected to terminate the license granted to Landlord to collect rents, as provided in the Mortgage, and directing the payment of rents and other amounts due under the Lease by Tenant to Lender, Tenant shall comply with such direction to pay and shall not be required to determine whether Landlord is in default under the Note and/or the Mortgage. Landlord hereby agrees to indemnify and save Tenant harmless from any loss, cost or expense incurred by Tenant in complying with the written demand of Lender to pay all rents and other amounts due under the Lease directly to Lender.

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6. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute and be construed as one and the same instrument.

7. All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given if (a) mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested; (b) by delivering same in person to the intended addressee; or (c) by delivery to an independent third party commercial delivery service for same day or next day delivery and providing for evidence of receipt at the office of the intended addressee. Notice so mailed shall be effective upon its deposit with the United States Postal Service or any successor thereto; notice sent by a commercial delivery service shall be effective upon delivery to such commercial delivery service; notice given by personal delivery shall be effective only if and when received by the addressee; and notice given by other means shall be effective only if and when received at the office or designated address of the intended addressee. For purposes of notice, the addresses of the parties shall be as set forth above; provided, however, that every party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days notice to the other parties in the manner set forth herein.

8. This Agreement shall be interpreted and construed in accordance with and governed by the laws of the state where the Property is located.

9. This Agreement shall apply to, bind and inure to the benefit of the parties hereto and their respective successors and assigns. As used herein “Lender” shall include any subsequent holder of the Mortgage, and any transferee of Lender’s or Landlord’s title in and to the Property by or following Lender’s exercise of its rights and remedies under the Mortgage.

The remainder of this page is blank. The signature pages follow.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

ARCHON FINANCIAL, L.P., a Delaware limited partnership

By:	ARCHON FINANCIAL, LLC,
a Delaware limited liability company, its general partner

By:
Name:
Title: Authorized Officer

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on the              day of                     , 200_, by                                         , an Authorized Officer of ARCHON FINANCIAL, LLC, a Delaware limited liability company, which is the general partner of Archon Financial, L.P., a Delaware limited partnership, on behalf of said company and partnership.

[S E A L]
Notary Public, State of Texas

My Commission Expires:	Print Name:

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[LANDLORD]

By:
Name:
Title:

STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me on the          day of                     , 200     by                                                      , the                              of                                                              , a                             , on behalf of said                             .

[S E A L]

My Commission Expires:	Print Name:

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[TENANT]

By:
Name:
Title:

STATE OF	§
§
COUNTY OF	§

This instrument was acknowledged before me on the          day of                     , 200     by                                                      , the                              of                                                              , a                             , on behalf of said                             .

[S E A L]

My Commission Expires:	Print Name:

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